Exhibit 1.1

34,788,252 Shares

VIMICRO INTERNATIONAL CORPORATION

ORDINARY SHARES, PAR VALUE US$0.0001 PER SHARE

in the form of American Depositary Shares

UNDERWRITING AGREEMENT

[•], 2005

[•], 2005

Morgan Stanley Dean Witter Asia Limited

Morgan Stanley & Co. International Limited

as Representative of the several Underwriters on Schedule II

c/o Morgan Stanley Dean Witter Asia Limited

    27th Floor

    Three Exchange Square

    Hong Kong

Dear Sirs and Mesdames:

Vimicro International Corporation, an exempted company incorporated with limited liability under the laws of the Cayman Islands (the “Company”), proposes to issue and sell to the several Underwriters named in Schedule II hereto (the “Underwriters”), and certain shareholders of the Company (the “Selling Shareholders”) named in Schedule I hereto severally propose to sell to the several Underwriters, an aggregate of 34,788,252 ordinary shares, par value US$0.0001 per share, of the Company (the “Firm Shares”), of which 27,000,000 shares are to be issued and sold by the Company and 7,788,252 shares are to be sold by the Selling Shareholders, each Selling Shareholder selling the amount set forth opposite such Selling Shareholder’s name in Schedule I hereto.

The Company also proposes to issue and sell to the several Underwriters not more than an additional 5,218,240 Ordinary Shares (the “Additional Shares”), if and to the extent that Morgan Stanley Dean Witter Asia Limited, as representative of the Underwriters (the “Global Coordinator”), shall have determined to exercise, on behalf of the Underwriters, the right to purchase such Ordinary Shares granted to the Underwriters in Section 3 hereof. The Firm Shares and the Additional Shares are hereinafter collectively referred to as the “Shares”. The Ordinary Shares of the Company to be outstanding after giving effect to the sales contemplated hereby are hereinafter referred to as the “Ordinary Shares”. The Company and the Selling Shareholders are hereinafter sometimes collectively referred to as the “Sellers”.

The Underwriters will take delivery of the Shares in the form of American Depositary Shares. The American Depositary Shares are to be issued pursuant to a Deposit Agreement dated as of [•], 2005 (the “Deposit Agreement”) among the Company, JPMorgan Chase Bank, N.A., as Depositary (the “Depositary”), and the holders from time to time of the American Depositary Receipts (the “ADRs”) issued by the Depositary and evidencing the American Depositary Shares. Each American Depositary Share will initially represent the right to receive 4 Ordinary Shares deposited pursuant to the Deposit Agreement.

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement, including a prospectus, relating to the Shares and a registration statement relating to the American Depositary Shares corresponding to the Shares. The registration statement relating to the Shares as amended at the time it becomes effective, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Securities Act of 1933, as amended (the “Securities Act”), is hereinafter referred to as the “Registration Statement”; the prospectus in the form first used to confirm sales of Shares is hereinafter referred to as the “Prospectus”. The registration statement relating to the American Depositary Shares, as amended at the time it becomes effective, is hereinafter referred to as the “ADR Registration Statement.” If the Company has filed abbreviated registration statements to register additional Ordinary Shares and additional American Depositary Shares pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statements”), then any reference herein to the term “Registration Statement” and the “ADR Registration Statement” shall be deemed to include the corresponding Rule 462 Registration Statement.

It is understood that as part of the reorganization of the Company prior to the offering, the Company has completed a series of transactions (the “Reorganization”) as described in the Prospectus including, among other things, the entry into various agreements with its former equity owners as set out in Schedule III (each a “Reorganization Document” and collectively the “Reorganization Documents”).

The Company conducts substantially all of its operations and generates substantially all of its revenue through (i) its wholly-owned subsidiary, Vimicro Corporation (“Vimicro”), a wholly-foreign owned enterprise organized and existing under the laws of the People’s Republic of China (the “PRC”), (ii) and the other subsidiaries identified in Schedule IV (including Vimicro, each a “Subsidiary” and collectively the “Subsidiaries”), all as described in the Prospectus.

1. Representations and Warranties. The Company represents and warrants to and agrees with each of the Underwriters that:

(a) The Registration Statement and the ADR Registration Statement have each become effective; no stop order suspending the effectiveness of the Registration Statement or the ADR Registration Statement, to the best of the Company’s knowledge after due inquiry, is in effect, and no proceedings for such purpose are pending before or threatened by the Commission.

(b) (i) Each of the Registration Statement and the ADR Registration Statement, when it became effective, did not contain and, as

2

amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Registration Statement, the ADR Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder and (iii) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Global Coordinator expressly for use therein.

(c) The Company has been duly incorporated, is validly existing as an exempted limited liability company in good standing under the laws of the Cayman Islands, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and the Subsidiaries, taken as a whole (a “Material Adverse Effect”). The Memorandum and Articles of Association of the Company comply with the requirements of applicable Cayman Islands law and are in full force and effect.

(d) The Company’s subsidiaries are identified in Schedule IV, and the Company has no other direct or indirect subsidiaries or any other company over which it has direct or indirect effective control. Each Subsidiary has been duly established and is validly existing under the laws of its jurisdiction of incorporation, and its business license is in full force and effect. The constitutive documents of each subsidiary comply with the requirements of applicable law in its jurisdiction of incorporation and are in full force and effect.

(e) Neither the Company nor any of the Subsidiaries is (i) in violation of its respective Memorandum and Articles of Association or business licenses or other constitutive documents of the Company or any of the Subsidiaries or (ii) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of

3

the Subsidiaries is a party or by which any of them may be bound, or to which any of the properties or assets of the Company or any Subsidiary is subject except in the case of this clause (iii) for such defaults that would not individually or in the aggregate have a Material Adverse Effect; and none of the businesses, activities, agreements or commitments of the Company or Subsidiary, current or past, is or has been unauthorized or exceeds or has exceeded the business scope of its respective business license, except to the extent that the failure to be so authorized or to operate within the business scope of its respective business license has been corrected, remedied, rectified or waived or would not have a Material Adverse Effect.

(f) Each Subsidiary is a legal person with limited liability, and the liability of the Company or any other equity investor in respect of equity interests held in each Subsidiary is limited to its investment therein. All of the registered share capital of, or equity interest in, each Subsidiary has been fully authorized and is validly issued, fully paid and non-assessable and are owned directly or indirectly as described in the Prospectus, free and clear of all liens, charges, restrictions upon voting or transfer or any other encumbrances, equities or claims (each a “Lien”). The Company directly owns 100% of the capital interest of Vimicro and each of the other Subsidiaries, free and clear of all Liens.

(g) This Agreement has been duly authorized, executed and delivered by the Company.

(h) The authorized capital stock of the Company conforms in all material respects as to legal matters to the description thereof contained in the Prospectus.

(i) The ordinary shares, par value US$0.0001 per share, of the Company (including the Shares to be sold by the Selling Shareholders) outstanding prior to the issuance of the Shares to be sold by the Company have been duly authorized and are validly issued, fully paid and non-assessable.

(j) The Shares to be sold by the Company have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such Shares will not be subject to any preemptive or similar rights.

(k) There are no outstanding securities issued by the Company convertible into or exchangeable for, rights, warrants or options to acquire from the Company, or obligations of the Company to issue, Ordinary Shares or any of the capital stock of the Company, except as described in

4

the Prospectus. There are no outstanding rights, warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or direct interests in any Subsidiary, other than as set forth in the Prospectus.

(l) The Deposit Agreement has been duly authorized by the Company and when executed and delivered by the Company, will be a valid and binding agreement of the Company, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(m) ADRs, when issued by the Depositary against the deposit of Shares in respect thereof in accordance with the provisions of the Deposit Agreement, will be duly authorized and validly issued and the persons in whose names such ADRs are registered will be entitled to the rights of registered holders of ADRs specified therein and in the Deposit Agreement.

(n) The Deposit Agreement, the American Depositary Shares and the ADRs conform in all material respects as to legal matters to the description thereof contained in the Prospectus.

(o) The Shares and the American Depositary Shares, when issued, are freely transferable by the Company to or for the account of the several Underwriters and (to the extent described in the Prospectus) the initial purchasers thereof; except as described in the Prospectus, and there are no restrictions on subsequent transfers of the Shares or the American Depositary Shares under the laws of the Cayman Islands, the PRC or the United States.

(p) The American Depositary Shares have been approved for listing on the Nasdaq National Market (“Nasdaq”), subject to official notice of issuance.

(q) The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement and the Deposit Agreement will not contravene any provision of applicable law or the Memorandum and Articles of Association of the Company or the Memorandum and Articles of Association or business licenses or other constitutive documents of any of the Subsidiaries or conflict with, or result in a breach or violation of, any of the terms, or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, note, lease or other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which it is bound or to which any of its

5

property or assets is subject, except for such conflict, breach or violation that would not result in a Material Adverse Effect, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any Subsidiary, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency (“Governmental Authorization”) is required for the performance by the Company of its obligations under this Agreement or the Deposit Agreement, except such as may be required by the securities or Blue Sky laws of the various states of the United States and rules and regulations of the National Association of Securities Dealers, Inc. (“NASD”) or NASD Regulation, Inc. in connection with the offer and sale of the Shares.

(r) There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and the Subsidiaries, taken as a whole, from that set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement).

(s) There are no legal or governmental proceedings pending or, to the best knowledge of the Company after due inquiry, threatened to which the Company or any of the Subsidiaries is a party or to which any of the properties of the Company or any of the Subsidiaries is subject that are required to be described in the Registration Statement or the Prospectus and are not so described or any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

(t) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, (i) neither the Company nor any of the Subsidiaries have incurred any material liability or obligation, direct or contingent, nor entered into any material transaction not in the ordinary course of business; (ii) the Company has not purchased any of its outstanding capital stock, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock; and (iii) there has not been any material change in the capital stock, short-term debt or long-term debt of the Company or any of the Subsidiaries, except in each case as described in the Prospectus.

(u) The Company and the Subsidiaries each have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them which are material to the business of the Company and the Subsidiaries, taken as a whole, in each case free and clear of all liens, encumbrances and defects except such as are described in the Prospectus or such as do not materially affect the

6

value of such property and do not interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries; and any real property and buildings held under lease by the Company or any of the Subsidiaries are held by it under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and the Subsidiaries.

(v) The Company and the Subsidiaries each own or possess, or otherwise have the right to use, or can acquire on reasonable terms, all material patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names currently employed by them in connection with the business now operated by them, and neither the Company nor any of the Subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect.

(w) No material labor dispute with the employees of the Company or any of the Subsidiaries exists, or, to the knowledge of the Company, is imminent; and the Company is not aware of any existing, threatened or imminent labor disturbance by the employees of the Company or any of the Subsidiaries’ principal suppliers, manufacturers or contractors that would have a Material Adverse Effect.

(x) The Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which it is engaged; neither the Company nor any of the Subsidiaries has been refused any insurance coverage sought or applied for; and neither the Company nor any of the Subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect except as described in the Prospectus.

(y) The Company and the Subsidiaries each possess all licenses, consents, certificates, authorizations, approvals, orders and permits issued by the appropriate domestic or foreign regulatory authorities necessary to conduct its respective businesses; the Company and the Subsidiaries are each in compliance in all material respects with the terms and conditions of all such licenses, consents, certificates, authorizations, approvals, orders and permits; all of such licenses,

7

consents, certificates, authorizations, approvals, orders and permits are valid and in full force and effect; none of such licenses, consents, certificates, authorizations, approvals, orders and permits contains any materially burdensome restrictions or conditions not described in the Prospectus; and neither the Company nor any of the Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such license, consent, certificate, authorization, approval, order or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect. The Company does not have any reasonable basis to believe that the PRC Ministry of Information Industry (“MII”) or any other regulatory body is proposing to modify, suspend or revoke any such license, consent, certificate, authorization, approval, order or permit.

(z) Except as described in the Prospectus, each of the Company and the Subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(aa) Each preliminary prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

(bb) The Company is not, and after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(cc) The Company and the Subsidiaries each (i) are in compliance with any and all applicable domestic and foreign laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of it under applicable Environmental Laws to conduct its respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except

8

where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a Material Adverse Effect.

(dd) There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, have a Material Adverse Effect on the Company and the Subsidiaries, taken as a whole.

(ee) Except as disclosed in the Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or to require the Company to include such securities with the Shares registered pursuant to the Registration Statement.

(ff) Except as disclosed in the Prospectus, no material relationships, direct or indirect, or material transactions exist between the Company and any of the Subsidiaries on the one hand and their respective affiliates, officers and directors or their shareholders, on the other hand; and the statements in the Prospectus in this regard are true and correct in all material respects and do not omit anything necessary to make such statements, in the light of the circumstances under which they are made, not misleading.

(gg) Neither the Company nor any of the Subsidiaries is currently prohibited, directly or indirectly, from paying any dividends or other distributions, or from making any other distribution on its respective equity interest, except as described in or contemplated by the Prospectus; except as described in the Prospectus, all dividends and other distributions declared and payable upon the equity interests in the Company and each of the Subsidiaries may be converted into foreign currency that may be freely transferred out of the PRC, Hong Kong or the Cayman Islands, as the case may be, and all such dividends and other distributions are not and, except as disclosed in the Registration Statements and the Prospectus, will not be subject to withholding or other taxes under the laws and regulations of the PRC, Hong Kong or the Cayman Islands and, except as disclosed in the Registration Statements and the Prospectus, are otherwise free and clear of any other tax, withholding or deduction in the PRC, Hong Kong or the Cayman Islands, in each case without the necessity of obtaining any

9

Governmental Authorization in the PRC, Hong Kong or the Cayman Islands, except such as have been obtained.

(hh) The consolidated financial statements (and the notes thereto) of the Company included in the Prospectus present fairly, in all material respects, the financial position of the Company on a consolidated basis as of the dates indicated, and the results of operations and the cash flows for the periods specified; and (i) such financial statements have been prepared in conformity with U.S. generally accepted accounting principles on a consistent basis throughout the period involved and (ii) PricewaterhouseCoopers, who have expressed an opinion on the financial statements of the Company based on their audits, are independent auditors with respect to the Company within the meaning of the Securities Act, the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the applicable rules and regulations of the Commission thereunder.

(ii) The Company and each of the Subsidiaries has filed with all appropriate taxing authorities all income, franchise or other tax returns required to be filed through the date hereof except for those income, franchise or other tax returns the failure of which to file will not have a Material Adverse Effect, and no tax deficiency has been determined adversely to the Company or any of the Subsidiaries which has had (nor does the Company or any of the Subsidiaries have any knowledge of any tax deficiency which, if determined adversely to the Company or any of the Subsidiaries, might individually or in the aggregate have) a Material Adverse Effect.

(jj) The description of the Reorganization, each of the Reorganization Documents as set forth in the Prospectus is true and correct in all material respects. The Reorganization has been completed and effected prior to the date hereof and constitutes a binding transaction completed by the parties to the Reorganization Documents. Each of the Reorganization Documents has been effected prior to the date hereof and constitutes a binding transaction completed by the parties to the Reorganization Documents, in each case in compliance with all applicable national, provincial, municipal and local laws, except for such non-compliance that would not, individually or in the aggregate, affect the valid and binding nature of the Reorganization, any Reorganization Document or have a Material Adverse Effect. Each of the Reorganization Documents has been duly authorized, executed and delivered by the Company and each Subsidiary that is a party to such agreement prior to the date hereof and each Reorganization Document constitutes a valid and legally binding agreement of the Company and each Subsidiary that is a party to such agreement and such agreement is enforceable in accordance with its terms.

10

(kk) The Reorganization and the execution and the delivery by the Company and each Subsidiary of each Reorganization Document to which it is a party and the performance of its obligations thereunder did not, does not and will not conflict with, or result in a breach or violation of, any of the terms, or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, note, lease or other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which it is bound or to which any of its property or assets is subject, that is material to the Company and the Subsidiaries, taken as a whole, except for such conflict, breach or violation that would not result in a Material Adverse Effect and such actions did not, and will not, result in any violation of the provisions of (x) the Memorandum and Articles of Association or business licenses or other constitutive documents of the Company or any of the Subsidiaries or (y) any law or statute or any order, rule, regulation, judgment, order or decree of any governmental body or agency having jurisdiction over any of them or any of their properties, except, in the case of clause (y) above, for such violations which would not, individually or in the aggregate (A) have a Material Adverse Effect or (B) affect the valid and binding nature of the Reorganization or any Reorganization Document.

(ll) Except as disclosed in the Prospectus, all consents, approvals, authorizations, orders, registrations and qualifications required in all relevant jurisdictions in connection with the Reorganization, Reorganization Documents and the execution, delivery and performance of the Reorganization Documents have been made or obtained (including, without limitation all actions necessary for the approval of the Reorganization and the Reorganization Documents by (i) any governmental body or agency and (ii) third parties under joint venture agreements, bank loans, guarantees and other contracts material to the Company and the Subsidiaries, taken as a whole, if the consent of such third party is necessary to be obtained), and no such consent, approval, authorization, order, registration or qualification has been withdrawn or is subject to any condition precedent which has not been fulfilled or performed, except for such consents, approvals, authorizations, orders, registrations and qualifications the failure of which to make or obtain would not have a Material Adverse Effect.

(mm) Other than the Reorganization Documents, there are no other material documents or agreements, written or oral, that have been entered into by the Company or any of the Subsidiaries in connection with the Reorganization which have not been previously provided or made available to the Underwriters and, to the extent material to the Company, disclosed in the Prospectus.

11

(nn) Neither the Company nor any of the Subsidiaries nor any of their properties, assets or revenues are entitled to any right of immunity on the grounds of sovereignty from any legal action, suit or proceeding, from set-off or counterclaim, from the jurisdiction of any court, from services of process, from attachment prior to or in aid of execution of judgment, or from other legal process or proceeding for the giving of any relief or for the enforcement of any judgment. The irrevocable and unconditional waiver and agreement of the Company in this Agreement and the Deposit Agreement not to plead or claim any such immunity in any legal action, suit or proceeding based on this Agreement and the Deposit Agreement is valid and binding under the laws of the Cayman Islands.

(oo) The section of the Prospectus captioned “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Critical Accounting Policies” accurately and fairly describes in all material respects (i) the accounting policies which the Company believes are the most important in the portrayal of the Company’s financial condition and results of operations and which require management’s most difficult, subjective or complex judgments; (ii) the judgments and uncertainties affecting the application of critical accounting policies; and (iii) the likelihood that materially different amounts would be reported under different conditions or using different assumptions and an explanation thereof.

(pp) The description set forth in the Prospectus in the section captioned “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Liquidity and Capital Resources” of (i) all material trends, demands, commitments, events, uncertainties and risks, and the potential effects thereof, that the Company believes would materially affect liquidity and are reasonably likely to occur and (ii) all off-balance sheet transactions, arrangements, and obligations, including, without limitation, relationships with unconsolidated entities that are contractually limited to narrow activities that facilitate the transfer of or access to assets by the Company or any of the Subsidiaries such as structured finance entities and special purpose entities (collectively, “off-balance arrangements”) that are reasonably likely to have a material effect on the liquidity of the Company and the Subsidiaries, taken as a whole, or the availability thereof or the requirements of the Company and the Subsidiaries for capital resources, is true and correct in all material respects. As used herein in this subsection, the phrase “reasonably likely” refers to a disclosure threshold lower than “more likely than not”.

(qq) The statements set forth in the Prospectus under the captions “Business — Legal Proceedings” and “Risk Factors — Two of our officers may face claims by their former employer that could consume substantial amounts of management time and attention, as well as result in

12

damage to their and our reputations”, insofar as they purport to summarize the background, facts and status of potential legal proceedings involving the Company and/or any of the Subsidiaries or any of their respective directors, officers or employees, are in all material respects true, accurate and complete summaries of such background, facts and status.

(rr) The products, processes, and inventions of the Company or any of the Subsidiaries that are material to the Company’s business or are otherwise referenced in the Prospectus do not, to the knowledge of the Company after reasonable inquiry, violate or conflict with any intellectual property or proprietary right of any third person, including any patent or trade secret right held by or assignable to any third person.

(ss) To the best of the Company’s knowledge, none of the Company or the Subsidiaries, or any of their respective officers, directors, supervisors, managers, agents or employees have, directly or indirectly, made or authorized any contribution, payment or gift of funds, or property to any official, employee or agent of any governmental agency, authority or instrumentality in the PRC, Hong Kong or the Cayman Islands or any other jurisdiction where either the payment or gift or the purpose of such contribution, payment or gift was, is, or would, after the registration of the Shares and American Depositary Shares under the Exchange Act be prohibited under applicable law, rule or regulation of any relevant locality, including but not limited to, the U.S. Foreign Corrupt Practices Act of 1977, as amended, or the rules and regulations promulgated thereunder.

(tt) Under the current laws and regulations of the Cayman Islands, all dividends and other distributions declared and payable on Ordinary Shares in cash may be freely transferred out of the Cayman Islands in each case without there being required any consent, approval, authorization or order of, or qualification with, any court or governmental agency or body in the Cayman Islands; and except as disclosed in the Prospectus, all such dividends and other distributions will not be subject to withholding, value added or other taxes under the laws and regulations of the Cayman Islands.

(uu) No stamp or other issuance or transfer taxes or duties are payable by or on behalf of the Underwriters to the PRC, the Cayman Islands or any political subdivision or taxing authority thereof in connection with (1) the issuance, sale or delivery of the Shares to the Underwriters in the form of American Depositary Shares or (2) the deposit with the Depositary of any Shares against the issuance of the corresponding American Depositary Shares and related ADRs.

(vv) The Company is not a Passive Foreign Investment Company (“PFIC”) within the meaning of Section 1297 of the United

13

States Internal Revenue Code of 1986, as amended, and has no plan or intention to conduct its business in a manner that would be reasonably expected to result in the Company becoming a PFIC in the future under current laws and regulations.

(ww) Except as described in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), the Company has not sold, issued or distributed any Ordinary Shares during the six-month period preceding the date hereof, including any sales pursuant to Rule 144A under, or Regulation D or S of, the Securities Act, other than Ordinary Shares issued pursuant to employee benefit plans, qualified stock option plans or other employee compensation plans or pursuant to outstanding options, rights or warrants.

(xx) The choice of the laws of the State of New York as the governing law of this Agreement is a valid choice of law under the laws of the Cayman Islands and will be honored by courts in the Cayman Islands. The Company has the power to submit, and pursuant to Section 12 of this Agreement, has legally, validly, effectively and irrevocably submitted, to the personal jurisdiction of each New York State and United States Federal court sitting in The City of New York (each, a “New York Court”) and has validly and irrevocably waived any objection to the laying of venue of any suit, action or proceeding brought in any such court; and the Company has the power to designate, appoint and empower, and pursuant to Section 12 of this Agreement, has legally, validly, effectively and irrevocably designated, appointed and empowered, an authorized agent for service of process in any action arising out of or relating to this Agreement, the Prospectus, the Registration Statement, the ADR Registration Statement or the offering of the Shares or the American Depositary Shares in any New York Court, and service of process effected on such authorized agent will be effective to confer valid personal jurisdiction over the Company as provided in Section 12 hereof.

(yy) Any final judgment for a fixed or readily calculable sum of money rendered by a New York Court having jurisdiction under its own domestic laws in respect of any suit, action or proceeding against the Company based upon this Agreement or the Deposit Agreement and any instruments or agreements entered into for the consummation of the transactions contemplated herein and therein would be declared enforceable against the Company without re-examination or review of the merits of the cause of action in respect of which the original judgment was given or re-litigation of the matters adjudicated upon or payment of any stamp, registration or similar tax or duty (i) by the courts of the Cayman Islands, provided that (A) adequate service of process has been effected and the defendant has had a reasonable opportunity to be heard, (B) such judgments or the enforcement thereof are not contrary to the law, public

14

policy, security or sovereignty of the Cayman Islands, (C) such judgments were not obtained by fraudulent means and do not conflict with any other valid judgment in the same matter between the same parties, and (D) an action between the same parties in the same matter is not pending in any Cayman Islands court at the time the lawsuit is instituted in the foreign court. The Company is not aware of any reason why the enforcement in the Cayman Islands of such a New York Court judgment would be, as of the date hereof, contrary to public policy of the Cayman Islands.

2. Representations and Warranties of the Selling Shareholders.

(A) Each Selling Shareholder, severally and not jointly, represents and warrants to and agrees with each of the Underwriters that:

(a) This Agreement has been duly authorized, executed and delivered by or on behalf of such Selling Shareholder.

(b) The execution and delivery by such Selling Shareholder of, and the performance by such Selling Shareholder of its obligations under, this Agreement, the Custody Agreement signed by such Selling Shareholder and the Company, as Custodian, relating to the deposit of the Shares to be sold by such Selling Shareholder (the “Custody Agreement”) and the Power of Attorney appointing certain individuals as such Selling Shareholder’s attorneys in fact to the extent set forth therein, relating to the transactions contemplated hereby and by the Registration Statement (the “Power of Attorney”) will not contravene any provision of applicable law, or the certificate of incorporation or by laws of such Selling Shareholder (if such Selling Shareholder is a corporation), or any agreement or other instrument binding upon such Selling Shareholder or any judgment, order or decree of any governmental body, agency or court having jurisdiction over such Selling Shareholder, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by such Selling Shareholder of its obligations under this Agreement or the Custody Agreement or Power of Attorney of such Selling Shareholder, except such as may be required by the securities or Blue Sky laws of the various states of the United States and the rules and regulation of the NASD or NASD Regulation Inc. in connection with the offer and sale of the Shares.

(c) Such Selling Shareholder has, and on the Closing Date will have, (i) valid title to, or a valid “security entitlement” within the meaning of Section 8-501 of the New York Uniform Commercial Code in respect of, the Shares to be sold by such Selling Shareholder free and clear of all security interests, claims, liens, equities or other encumbrances and (ii) the legal right and power, and all authorization and approval required by law, to enter into this Agreement, the Custody Agreement and the Power of

15

Attorney and to sell, transfer and deliver the Shares to be sold by such Selling Shareholder or a security entitlement in respect of such Shares.

(d) The Custody Agreement and the Power of Attorney have been duly authorized, executed and delivered by such Selling Shareholder and are valid and binding agreements of such Selling Shareholder except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(e) Delivery of the Shares to be sold by such Selling Shareholder and payment of the purchase price therefor pursuant to this Agreement will pass valid title to such Shares, free and clear of any adverse claim within the meaning of Section 8-102 of the New York Uniform Commercial Code, to each Underwriter who has purchased such Shares without notice of an adverse claim.

(f) (i) Such Selling Shareholder has reviewed the Registration Statement and the Prospectus, (ii) the Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact relating to such Selling Shareholder required to be stated therein or necessary to make the statements therein not misleading, and (iii) the Prospectus, as of the applicable filing date, does not contain and, as amended or supplemented, if applicable, as of the Closing Date and Option Closing Date, as the case may be, will not contain any untrue statement of a material fact or omit to state a material fact relating to such Selling Shareholder necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph 2(f) do not apply to statements or omissions in the Registration Statement or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein.

(B) Each of Vimicro Beijing Corporation, Vimicro Tianjin Corporation, Vimicro Shanghai Corporation and Vimicro Shenzhen Corporation, severally but not jointly, represents and warrants to, and agrees with, each of the Underwriters that it has reviewed (but without other independent investigations) the Registration Statement and the Prospectus and (i) has no actual knowledge of any material adverse information with regard to the Company or the Subsidiaries which is not disclosed in the Registration Statement and the Prospectus, and (ii) is not prompted to sell the Firm Shares and the Additional Shares, if any, to be sold by it, as applicable, by any information concerning the Company or any Subsidiary which is not set forth in the Registration Statement and the Prospectus.

16

3. Agreements to Sell and Purchase. Each Seller, severally and not jointly, hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from such Seller at a purchase price of US$[•] per American Depositary Share (the “Purchase Price”) the number of Firm Shares (subject to such adjustments to eliminate fractional shares as you may determine) that bears the same proportion to the number of Firm Shares to be sold by such Seller as the number of Firm Shares set forth in Schedule II hereto opposite the name of such Underwriter bears to the total number of Firm Shares.

On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company agrees to sell to the Underwriters the Additional Shares, and the Underwriters shall have the right to purchase, severally and not jointly, up to 5,218,240 Additional Shares at the Purchase Price. The Global Coordinator may exercise this right on behalf of the Underwriters in whole or from time to time in part by giving written notice not later than 30 days after the date of this Agreement. Any exercise notice shall specify the number of Additional Shares to be purchased by the Underwriters and the date on which such shares are to be purchased. Each purchase date must be at least one business day after the written notice is given and may not be earlier than the closing date for the Firm Shares nor later than ten business days after the date of such notice. Additional Shares may be purchased as provided in Section 5 hereof solely for the purpose of covering over allotments made in connection with the offering of the Firm Shares. On each day, if any, that Additional Shares are to be purchased (an “Option Closing Date”), each Underwriter agrees, severally and not jointly, to purchase the number of Additional Shares (subject to such adjustments to eliminate fractional shares as the Global Coordinator may determine) that bears the same proportion to the total number of Additional Shares to be purchased on such Option Closing Date as the number of Firm Shares set forth in Schedule II hereto opposite the name of such Underwriter bears to the total number of Firm Shares.

Each Seller hereby agrees that, without the prior written consent of the Global Coordinator on behalf of the Underwriters, it will not, during the period ending 180 days after the date of the Prospectus, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any Ordinary Shares or any securities convertible into or exercisable or exchangeable for Ordinary Shares; (ii) file any registration statement with the Commission relating to the offering of any Ordinary Shares or any securities convertible into or exercisable or exchangeable for Ordinary Shares or (iii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Ordinary Shares, whether any such transaction described in clause (i), (ii) or (iii)

17

above is to be settled by delivery of Ordinary Shares or such other securities, in cash or otherwise.

The restrictions contained in the preceding paragraph shall not apply to (A) the Shares to be sold in the form of American Depositary Shares hereunder, (B) the issuance by the Company of Ordinary Shares upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof of which the Underwriters have been advised in writing, (C) transactions relating to Ordinary Shares in the form of American Depositary Shares or other securities acquired in open market transactions after the completion of the offering of the Shares and the American Depositary Shares, provided that no filing under Section 16(a) of the Exchange Act shall be required or shall be voluntarily made in connection with subsequent sales of Ordinary Shares or other securities acquired in such open market transactions, or (D) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act, provided that during the 180-day restricted period no sale or other transaction described in clause (i), (ii) or (iii) of the immediately preceding paragraph is made under such plan and no public disclosure shall be required or shall be voluntarily made regarding such plan. In addition, each Selling Shareholder, agrees that, without the prior written consent of Morgan Stanley Dean Witter Asia Limited on behalf of the Underwriters, it will not, during the period ending 180 days after the date of the Prospectus, make any demand for, or exercise any right with respect to, the registration of any shares of Ordinary Shares or any security convertible into or exercisable or exchangeable for Ordinary Shares. Notwithstanding the foregoing, if (1) during the last 17 days of the 180-day restricted period the Company issues an earnings release or material news or a material event relating to the Company occurs; or (2) prior to the expiration of the 180-day restricted period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the 180-day period, the restrictions imposed by this paragraph and the immediately preceding paragraph shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.

Each Seller hereby agrees not to engage in any transaction that may be restricted by the restrictions in the two immediately preceding paragraphs during the 34-day period beginning on the last day of the initial 180 day restricted period unless it requests and receives prior written confirmation from the Global Coordinator that the restrictions imposed by the two immediately preceding paragraphs have expired.

4. Terms of Public Offering. The Sellers are advised by you that the Underwriters propose to make a public offering of their respective portions of the Shares in the form of American Depositary Shares as soon after the Registration Statement and this Agreement have become effective as in your judgment is advisable. The Sellers are further advised by the Global Coordinator that the Shares are to be offered to the public initially at US$[•] per American Depositary

18

Share (the “Public Offering Price”) and to certain dealers selected by you at a price that represents a concession not in excess of US$[•] per American Depositary Share under the Public Offering Price, and that any Underwriter may allow, and such dealers may reallow, a concession, not in excess of US$[•] per American Depositary Share, to any Underwriter or to certain other dealers.

5. Payment and Delivery. Payment for the Firm Shares to be sold by each Seller shall be made to such Seller in Federal or other funds immediately available in New York City against delivery of such Firm Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on [•], 2005, or at such other time on the same or such other date, not later than [•], 2005, as shall be designated in writing by the Global Coordinator. The time and date of such payment are hereinafter referred to as the “Closing Date”.

Payment for any Additional Shares shall be made to the Company in Federal or other funds immediately available in New York City against delivery of such Additional Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on the date specified in the corresponding notice described in Section 3 or at such other time on the same or on such other date, in any event not later than [•], 2005, as shall be designated in writing by the Global Coordinator.

The ADRs evidencing American Depositary Shares representing the Firm Shares and Additional Shares, shall be registered in such names and in such denominations as the Global Coordinator shall request in writing not later than one full business day prior to the Closing Date or the applicable Option Closing Date, as the case may be. The ADRs evidencing American Depositary Shares representing the Firm Shares and Additional Shares shall be delivered to the Global Coordinator on the Closing Date or an Option Closing Date, as the case may be, for the respective accounts of the several Underwriters, with any transfer taxes payable in connection with the transfer of the Shares in the form of American Depositary Shares to the Underwriters duly paid, against payment of the Purchase Price therefor.

6. Conditions to the Underwriters’ Obligations. The obligations of the Sellers to sell the Shares to the Underwriters and the several obligations of the Underwriters to purchase and pay for the Shares on the Closing Date are subject to the condition that the Registration Statement and the ADR Registration Statement each shall have become effective not later than 10:00 a.m. (New York City time) on the date hereof.

The several obligations of the Underwriters are subject to the following further conditions:

(a) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date, there shall not have occurred any change, or

19

any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and the Subsidiaries, taken as a whole, from that set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement) that, in the judgment of the Global Coordinator, is material and adverse and that makes it, in the judgment of the Global Coordinator, impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus.

(b) The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company, to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.

The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

(c) The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by an Attorney-in-Fact of the Selling Shareholders, to the effect that the representations and warranties of the Selling Shareholders contained in this Agreement are true and correct as of the Closing Date and that the Selling Shareholders have complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.

(d) The Underwriters shall have received on the Closing Date an opinion of Maples and Calder Asia, outside Cayman Islands counsel for the Company, dated the Closing Date, to the effect set forth in Exhibit B.

(e) The Underwriters shall have received on the Closing Date an opinion of Latham & Watkins LLP, outside U.S. counsel for the Company, dated the Closing Date, to the effect set forth in Exhibit C.

(f) The Underwriters shall have received on the Closing Date, an opinion of King & Wood, outside PRC counsel for the Company, dated the Closing Date, to the effect set forth in Exhibit D.

(g) The Underwriters shall have received on the Closing Date an opinion of Latham & Watkins LLP, U.S. counsel for the Selling Shareholders, dated the Closing Date, to the effect set forth in Exhibit E-1.

20

(h) The Underwriters shall have received on the Closing Date opinions of:

(i) Maples and Calder, counsel for Infotech Ventures Cayman Company Limited, dated the Closing Date, to the effect set forth in Exhibit E-2.

(ii) Maples and Calder, counsel for Z&D Asset Management Ltd., Spring River Investment Inc., Palio Management Group Co. Ltd., Vimicro Beijing Corporation, Vimicro Shanghai Corporation, Vimicro Tianjin Corporation and Vimicro Shenzhen Corporation, dated the Closing Date, to the effect set forth in Exhibit E-3.

(iii) Harney Westwood & Riegels, counsel for Capital Group Resources Limited, dated the Closing Date, to the effect set forth in Exhibit E-4.

(iv) Reynolds, Casas & Riley, LLP, counsel for the Hsia Revocable Trust of Victor Hsia and Virginia Hsia, dated the Closing Date, to the effect set forth in Exhibit E-5.

(v) Arculli Fong & Ng, counsel for Great Venture International Limited, Henry New Enterprises Co., Limited, Tsoi Chun Lok and Mr. Tak Hing David Chan, dated the Closing Date to the effect set forth in Exhibit E-6.

(vi) Mr. Muhammad RC Uteem, counsel for Power Pacific (Mauritius) Limited, dated the Closing Date, to the effect set forth in Exhibit E-7.

(vii) Counsel for Pioneer Leader Trading Limited and Printout Technology Limited, dated the Closing Date, to the effect set forth in Exhibit E-8.

(i) The Underwriters shall have received on the Closing Date an opinion of Commerce & Finance Law Offices, PRC counsel for the Underwriters, dated the Closing Date, to the effect set forth in Exhibit F.

(j) The Underwriters shall have received on the Closing Date an opinion of Davis Polk & Wardwell, United States counsel for the Underwriters, dated the Closing Date, to the effect set forth in Exhibit G.

(k) The Underwriters shall have received on the Closing Date an opinion of Ziegler, Ziegler & Associates LLP, counsel for the Depositary, dated the Closing Date, to the effect set forth in Exhibit H.

21

In rendering their opinion, Latham & Watkins LLP may rely upon an opinion or opinions of counsel for any of the Selling Shareholders and, with respect to factual matters and to the extent such counsel deems appropriate, upon the representations of each Selling Shareholder contained herein and in the Custody Agreement and Power of Attorney of such Selling Shareholder and in other documents and instruments; provided that (A) each such counsel for the Selling Shareholders is satisfactory to your counsel, (B) a copy of each opinion so relied upon is delivered to you and is in form and substance satisfactory to your counsel, (C) copies of such Custody Agreements and Powers of Attorney and of any such other documents and instruments shall be delivered to you and shall be in form and substance satisfactory to your counsel and (D) Latham & Watkins LLP shall state in their opinion that they are justified in relying on each such other opinion.

The opinions of Maples and Calder Asia, Latham & Watkins LLP, King & Wood and Ziegler, Ziegler & Associates LLP described in Section 6(d), 6(e), 6(g), 6(f) and 6(k) above (and any opinions of counsel for any Selling Shareholder referred to in the immediately preceding paragraph) shall be rendered to the Underwriters at the request of the Company or one or more of the Selling Shareholders, as the case may be, and shall so state therein.

(l) The Underwriters shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, from PricewaterhouseCoopers, independent registered public accounting firm, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off date” not earlier than the date hereof.

(m) The “lock-up” agreements, each substantially in the form of Exhibit A hereto, between the Global Coordinator and each of the shareholders, officers and directors of the Company relating to sales and certain other dispositions of Ordinary Shares or certain other securities, delivered to the Global Coordinator on or before the date hereof, shall be in full force and effect on the Closing Date.

(n) The American Depositary Shares shall have been approved for listing on Nasdaq, subject only to official notice of issuance.

The several obligations of the Underwriters to purchase Additional Shares hereunder are subject to the delivery to the Global Coordinator on the applicable

22

Option Closing Date of such documents as the Global Coordinator may reasonably request with respect to the good standing of the Company, the due authorization and issuance of the Additional Shares to be sold on such Option Closing Date and other matters related to the issuance of such Additional Shares.

7. Covenants of the Company. In further consideration of the agreements of the Underwriters herein contained, the Company covenants with each Underwriter as follows:

(a) To furnish to the Global Coordinator, without charge, six signed copies of each of the Registration Statement and the ADR Registration Statement (including in each case exhibits thereto) and for delivery to each other Underwriter a conformed copy of each of the Registration Statement and the ADR Registration Statement (in each case without exhibits thereto) and to furnish to the Global Coordinator in New York City, without charge, prior to 10:00 a.m. New York City time on the business day next succeeding the date of this Agreement and during the period mentioned in Section 7(c) below, as many copies of the Prospectus and any supplements and amendments thereto or to the Registration Statement as the Global Coordinator may reasonably request.

(b) Before amending or supplementing the Registration Statement, the ADR Registration Statement or the Prospectus, to furnish to the Global Coordinator a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which the Global Coordinator reasonably objects, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

(c) If, during such period after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriters the Prospectus is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses the Global Coordinator will furnish to the Company) to which Shares may have been sold by the Global Coordinator on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the

23

Prospectus is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with law.

(d) To endeavor to qualify the Shares and the corresponding American Depositary Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Global Coordinator shall reasonably request.

(e) To make generally available to the Company’s security holders and to the Global Coordinator as soon as practicable an earning statement covering the twelve-month period ending December 31, 2006 that satisfies the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

8. Expenses. Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Sellers agree to pay or cause to be paid all expenses incident to the performance of their obligations under this Agreement, including: (a) the fees, disbursements and expenses of the Company’s counsel, the Company’s accountants and counsel for the Selling Shareholders in connection with the registration and delivery of the Shares under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, the ADR Registration Statement, any preliminary prospectus, the Prospectus and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (b) all costs and expenses related to the transfer and delivery of the Shares to the Underwriters, including any transfer or other taxes payable thereon, (c) the cost of printing or producing any Blue Sky memorandum in connection with the offer and sale of the Shares or the related American Depositary Shares under state securities laws and all expenses in connection with the qualification of the Shares and any related American Depositary Shares for offer and sale under state securities laws as provided in Section 7(d) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky, (d) all filing fees and the reasonable fees and disbursements of counsel to the Underwriters incurred in connection with the review and qualification of the offering of the Shares and any related American Depositary Shares by the National Association of Securities Dealers, Inc., (e) all fees and expenses in connection with the preparation and filing of the registration statement on Form 8-A relating to the American Depositary Shares and all costs and expenses incident to listing the American Depositary Shares on Nasdaq, (f) the cost of printing certificates representing the Shares or ADRs, (g) the costs and charges of any transfer agent, registrar or depositary, (h) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the American Depositary Shares, including, without limitation,

24

expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show, and (i) the document production charges and expenses associated with printing this Agreement and (j) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section, Section 9 entitled “Indemnity and Contribution”, and the last paragraph of Section 11 below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, stock transfer taxes payable on resale of any of the American Depositary Shares by them and any advertising expenses connected with any offers they may make.

The provisions of this Section shall not supersede or otherwise affect any agreement that the Sellers may otherwise have for the allocation of such expenses among themselves.

9. Indemnity and Contribution.

(a) The Company agrees to indemnify and hold harmless each Underwriter, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the ADR Registration Statement or any amendment thereof, any preliminary prospectus or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Global Coordinator expressly for use therein, provided, however, that the foregoing indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages or liabilities purchased American Depositary Shares, or any person controlling such Underwriter, if a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any

25

amendments or supplements thereto) was not sent or given by or on behalf of such Underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the American Depositary Shares to such person, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such losses, claims, damages or liabilities, unless such failure is the result of noncompliance by the Company with Section 7(a) hereof.

(b) Each Selling Shareholder agrees, severally and not jointly, to indemnify and hold harmless each Underwriter, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only with reference to information relating to such Selling Shareholder furnished in writing by or on behalf of such Selling Shareholder expressly for use in the Registration Statement, any preliminary prospectus, the Prospectus or any amendments or supplements thereto. The liability of each Selling Shareholder under the indemnity agreement contained in this paragraph is several and shall be limited to an amount equal to the aggregate Public Offering Price of the American Depositary Shares representing the Shares sold by such Selling Shareholder under this Agreement.

(c) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, the Selling Shareholders, the directors of the Company, the officers of the Company who sign the Registration Statement and each person, if any, who controls the Company or any Selling Shareholder within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material

26

fact required to be stated therein or necessary to make the statements therein not misleading, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through the Global Coordinator expressly for use in the Registration Statement, any preliminary prospectus, the Prospectus or any amendments or supplements thereto.

(d) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 9(a), 9(b) or 9(c), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, (ii) the indemnifying party has failed within a reasonable time to retain counsel reasonably satisfactory to such indemnifying party, or (iii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (i) the fees and expenses of more than one separate firm (in addition to any local counsel) for all Underwriters and all persons, if any, who control any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act or who are affiliates of any Underwriter within the meaning of Rule 405 under the Securities Act, (ii) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either such Section and (iii) the fees and expenses of more than one separate firm (in addition to any local counsel) for all Selling Shareholders and all persons, if any, who control any Selling Shareholder within the meaning of either such Section, and that all such fees and expenses shall be reimbursed within a reasonable time as they are incurred. In the case of any such separate firm for the Underwriters and such control persons and affiliates of any Underwriters, such firm shall be designated in writing by

27

the Global Coordinator. In the case of any such separate firm for the Company, and such directors, officers and control persons of the Company, such firm shall be designated in writing by the Company. In the case of any such separate firm for the Selling Shareholders and such control persons of any Selling Shareholders, such firm shall be designated in writing by the persons named as attorneys-in-fact for the Selling Shareholders under the Powers of Attorney. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

(e) To the extent the indemnification provided for in Section 9(a), 9(b) or 9(c) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Sellers on the one hand and the Underwriters on the other hand from the offering of the Shares or (ii) if the allocation provided by clause 9(e)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 9(e)(i) above but also the relative fault of the Sellers on the one hand and of the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Sellers on the one hand and the Underwriters on the other hand in connection with

28

the offering of the Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Shares (before deducting expenses) received by the Sellers, on the one hand, and the total underwriting discounts and commissions received by the Underwriters, on the other hand, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate Public Offering Price of the Shares. The relative fault of the Sellers on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Sellers or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters’ respective obligations to contribute pursuant to this Section 9 are several in proportion to the respective number of Shares they have purchased hereunder, and not joint. The liability of each Selling Shareholder under the contribution agreement contained in this paragraph is several and shall be limited to an amount equal to the aggregate Public Offering Price of the American Depositary Shares representing the Shares sold by such Selling Shareholder under this Agreement.

(f) The Sellers and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 9(e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 9, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the American Depositary Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 9 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

29

(g) The indemnity and contribution provisions contained in this Section 9 and the representations, warranties and other statements of the Company and the Selling Shareholders contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter, any person controlling any Underwriter or any affiliate of any Underwriter, any Selling Shareholder or any person controlling any Selling Shareholder, or the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Shares.

10. Termination. The Underwriters may terminate this Agreement by notice given by the Global Coordinator to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange, Nasdaq, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States, the PRC, Hong Kong or the Cayman Islands shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by Federal or New York State, PRC, Hong Kong or Cayman Islands authorities or (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets, currency exchange rates or controls or any calamity or crisis that, in the judgment of the Global Coordinator, is material and adverse and which, singly or together with any other event specified in this clause (v), makes it, in the judgment of the Global Coordinator, impracticable or inadvisable to proceed with the offer, sale or delivery of the Shares on the terms and in the manner contemplated in the Prospectus.

11. Effectiveness; Defaulting Underwriters. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

If, on the Closing Date or an Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Shares that it has or they have agreed to purchase hereunder on such date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Shares to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Firm Shares set forth opposite their respective names in Schedule II bears to the aggregate number of Firm Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as the Global Coordinator may specify, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Shares that any Underwriter has agreed to purchase pursuant to this Agreement be

30

increased pursuant to this Section 11 by an amount in excess of one-ninth of such number of Shares without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Firm Shares and the aggregate number of Firm Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Shares to be purchased, and arrangements satisfactory to the Global Coordinator, the Company and the Selling Shareholders for the purchase of such Firm Shares are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter, the Company or the Selling Shareholders. In any such case either the Global Coordinator or the relevant Sellers shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected. If, on an Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Additional Shares and the aggregate number of Additional Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Additional Shares to be purchased on such Option Closing Date, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase the Additional Shares to be sold on such Option Closing Date or (ii) purchase not less than the number of Additional Shares that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of any Seller to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason any Seller shall be unable to perform its obligations under this Agreement, the Sellers will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

12. Submission to Jurisdiction; Appointment of Agent for Service. (a) Each of the Sellers irrevocably submits to the non-exclusive jurisdiction of any New York State or United States Federal court sitting in The City of New York over any suit, action or proceeding arising out of or relating to this Agreement, the Prospectus, the Registration Statement, the ADR Registration Statement or the offering of the Shares or the American Depositary Shares. The Company and each Selling Shareholder irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding brought in such a court and any claim that any such suit, action or proceeding brought in such a court has been brought in an inconvenient forum. To the extent that any Seller has or hereafter may acquire any

31

immunity (on the grounds of sovereignty or otherwise) from the jurisdiction of any court or from any legal process with respect to itself or its property, each of the Sellers irrevocably waives, to the fullest extent permitted by law, such immunity in respect of any such suit, action or proceeding.

(b) Each of the Sellers hereby irrevocably appoints CT Corporation System, with offices at 111 Eighth Avenue, New York, New York 10011 as its agent for service of process in any suit, action or proceeding described in the preceding paragraph and agrees that service of process in any such suit, action or proceeding may be made upon it at the office of such agent. Each of the Sellers waives, to the fullest extent permitted by law, any other requirements of or objections to personal jurisdiction with respect thereto. Each of the Sellers represents and warrants that such agent has agreed to act as its agent for service of process, and each of the Sellers agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect.

13. Judgment Currency. If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder into any currency other than United States dollars, the parties hereto agree, to the fullest extent permitted by law, that the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Underwriters could purchase United States dollars with such other currency in The City of New York on the business day preceding that on which final judgment is given. The obligation of each of the Sellers with respect to any sum due from it to any Underwriter or any person controlling any Underwriter shall, notwithstanding any judgment in a currency other than United States dollars, not be discharged until the first business day following receipt by such Underwriter or controlling person of any sum in such other currency, and only to the extent that such Underwriter or controlling person may in accordance with normal banking procedures purchase United States dollars with such other currency. If the United States dollars so purchased are less than the sum originally due to such Underwriter or controlling person hereunder, each of the Sellers agrees as a separate obligation and notwithstanding any such judgment, to indemnify such Underwriter or controlling person against such loss. If the United States dollars so purchased are greater than the sum originally due to such Underwriter or controlling person hereunder, such Underwriter or controlling person agrees to pay to the Company or such Selling Shareholder, as applicable, an amount equal to the excess of the dollars so purchased over the sum originally due to such Underwriter or controlling person hereunder.

14. Foreign Taxes. All payments made by the Company and each Selling Shareholder under this Agreement, if any, will be made without withholding or deduction for or on account of any present or future taxes, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of the PRC, the Cayman Islands or any political subdivision or any taxing authority thereof or therein unless the Company or such Selling

32

Shareholder is or becomes required by law to withhold or deduct such taxes, duties, assessments or other governmental charges. In such event, the Company or such Selling Shareholder, severally and not jointly, will pay such additional amounts as will result, after such withholding or deduction, in the receipt by each Underwriter and each person controlling any Underwriter, as the case may be, of the amounts that would otherwise have been receivable in respect thereof, except to the extent such taxes, duties, assessments or other governmental charges are imposed or levied by reason of such Underwriter’s or controlling person’s being connected with the Cayman Islands other than by reason of its being an Underwriter or a person controlling any Underwriter under this Agreement.

15. Entire Agreement. (a) This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the offering of the Shares, represents the entire agreement between the Company and the Underwriters with respect to the preparation of the Prospectus, the conduct of the offering, and the purchase and sale of the Shares.

(b) The Company acknowledges that in connection with the offering of the Shares: (i) the Underwriters have acted at arms length, are not agents of, and owe no fiduciary duties to, the Company or any other person, (ii) the Underwriters owe the Company only those duties and obligations set forth in this Agreement and (iii) the Underwriters may have interests that differ from those of the Company. The Company waives to the full extent permitted by applicable law any claims it may have against the Underwriters arising from an alleged breach of fiduciary duty in connection with the offering of the Shares.

16. Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

17. Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

18. Notices. Except as otherwise provided herein, notice given pursuant to any provision of this Agreement shall be in writing and shall be delivered (i) if to any Seller, to Vimicro International Corporation, 15/F Shining Tower, No.35 Xueyuan Road, Haidian District, Beijing 100083, PRC, Facsimile No. (8610) 6894-8888, Attention: Zhonghan (John) Deng; or (ii) if to the Global Coordinator or any Underwriter, to Morgan Stanley Dean Witter Asia Limited, 30th Floor, Three Exchange Square, Hong Kong, Facsimile No. (852) 2848-5653, Attention: Head of Global Capital Markets.

19. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

33

Very truly yours

VIMICRO INTERNATIONAL CORPORATION

By:
Name:
Title:

34

The Selling Shareholders named in Schedule I hereto, acting severally

By:
Attorney-in Fact

35

Accepted as of the date hereof

Morgan Stanley Dean Witter Asia Limited

Morgan Stanley & Co. International Limited
Merrill Lynch, Pierce Fenner & Smith Incorporated
Needham & Company LLC
Piper Jaffray & Co.

Acting severally on behalf of themselves and the several Underwriters named in Schedule II hereto

By:	Morgan Stanley Dean Witter Asia Limited

By:
Name:
Title:

36

SCHEDULE I

Selling Shareholder	Number of Firm Shares To Be Sold
Vimicro Beijing Corporation	1,300,000
Vimicro Tianjin Corporation	550,000
Vimicro Shanghai Corporation	400,000
Vimicro Shenzhen Corporation	370,000
Power Pacific (Mauritius) Limited	1,250,000
Infotech Ventures Cayman Company Limited	1,218,000
Z&D Asset Management Ltd.	475,000
Pioneer Leader Trading Limited	403,000
Printout Technology Limited	347,000
Great Venture International Limited	250,000
Spring River Investment Inc.	312,000
Henry New Enterprise Co., Limited	600,000
Tak Hing David Chan	175,000
Capital Group Resources Ltd.	31,000
Hui Tin	31,000
Di-Hwa Tien	30,000
Ping Keung Ko	15,000
Hsia Revocable Trust Of Victor Hsia And Virginia Hsia	15,000
Tsoi Chun Lok	10,000
Palio Management Group Co., Ltd.	6,252

Total:	7,788,252

I-1

SCHEDULE II

Underwriter	Number of Firm Shares To Be Purchased
Morgan Stanley & Co. International Limited
Merrill Lynch, Pierce Fenner & Smith Incorporated
Needham & Company LLC
Piper Jaffray & Co.

Total:

II-1

SCHEDULE III

Reorganization Documents

•	Shareholding Transfer Agreements, dated as of March 17, 2004, among the Company and other parties therein.

•	Reorganization and Subscription Agreement, dated as of March 17, 2004, among the Company and other parties therein.

III-1

SCHEDULE IV

Subsidiaries

•	Vimicro Corporation, incorporated in the People’s Republic of China

•	Viewtel Corporation, incorporated in California, U.S.A.

•	Vimicro Electronics International Limited, incorporated in the Hong Kong Special Administrative Region

IV-I

EXHIBIT A

[FORM OF LOCK-UP LETTER]

___________ , 2005

Morgan Stanley Dean Witter (Asia) Limited

as representative of the Underwriters

c/o Morgan Stanley Dean Witter (Asia) Limited

27th Floor

Three Exchange Square

Hong Kong

Dear Sirs and Mesdames:

The undersigned understands that Morgan Stanley Dean Witter (Asia) Limited (“Morgan Stanley”) proposes to enter into an Underwriting Agreement (the “Underwriting Agreement”) with Vimicro International Corporation, an exempted company incorporated with limited liability under the laws of the Cayman Islands (the “Company”), providing for the public offering (the “Public Offering”) by the several Underwriters, including Morgan Stanley (the “Underwriters”), of that certain number of ordinary shares (the “Shares”) par value US$0.0001 per share of the Company (the “Ordinary Shares”) in the form of American Depositary Shares.

To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of Morgan Stanley on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending 180 days after the date of the final prospectus relating to the Public Offering (the “Prospectus”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any Ordinary Shares or any securities convertible into or exercisable or exchangeable for Ordinary Shares or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Ordinary Shares, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Ordinary Shares or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (a) the sale of any Shares in the form of American Depositary Shares to the Underwriters pursuant to the Underwriting Agreement, (b) transactions relating to Ordinary Shares in the form of American Depositary

Shares or other securities acquired in open market transactions after the completion of the Public Offering, provided that no filing under Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), shall be required or shall be voluntarily made in connection with subsequent sales of Ordinary Shares or other securities acquired in such open market transactions, or (c) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act, provided that during the 180-day restricted period no sale or other transaction described in clause (1) or (2) above is made under such plan and no public disclosure shall be required or shall be voluntarily made regarding such plan. In addition, the undersigned agrees that, without the prior written consent of Morgan Stanley on behalf of the Underwriters, it will not, during the 180-day restricted period, make any demand for or exercise any right with respect to, the registration of any Ordinary Shares or any security convertible into or exercisable or exchangeable for Ordinary Shares. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s Ordinary Shares except in compliance with the foregoing restrictions.

If:

(1) during the last 17 days of the 180-day restricted period the Company issues an earnings release or material news or a material event relating to the Company occurs; or

(2) prior to the expiration of the 180-day restricted period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the 180-day restricted period; the restrictions imposed by this Lock-Up Agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.

The undersigned shall not engage in any transaction that may be restricted by this agreement during the 34-day period beginning on the last day of the initial [180] day restricted period unless the undersigned requests and receives prior written confirmation from the Company or Morgan Stanley that the restrictions imposed by this agreement have expired.

The undersigned understands that the Company and the Underwriters are relying upon this agreement in proceeding towards consummation of the Public Offering.

The undersigned further understands that this Lock-Up Agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns.

Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriters.

Very truly yours,

(Name)

(Address)

EXHIBIT B

Our ref RJT/605073/381609/v5

Your ref

To:

Morgan Stanley Dean Witter (Asia) Limited

(as Representative of the Several Underwriters)

27th Floor, Three Exchange Square

Central, Hong Kong

JPMorgan Chase Bank (the “Depositary”)

4 New York Plaza

New York, New York 10004

U.S.A.

	Direct: Mobile: E-mail:	+852 2971 3007 +852 9020 8007 richard.thorp@maplesandcalder.com

[    ] November 2005

Dear Sirs

Vimicro International Corporation

We have acted as Cayman Islands legal advisers to Vimicro International Corporation (the “Company”) in connection with the Company’s public offering of American Depositary Shares (“ADSs”) each representing four shares of par value US$0.0001 (the “Shares”) of the Company. Such public offering is being underwritten pursuant to an underwriting agreement dated as of [    ] November 2005 between, inter alias, the Company and the Underwriters named therein (the “Underwriting Agreement”). The ADSs will be evidenced by American Depositary Receipts issued in accordance with a deposit agreement (the “Deposit Agreement”) dated as of [    ] November 2005 between the Company and the Depositary. This opinion is being delivered to you pursuant to Section 6(d) of the Underwriting Agreement.

1	DOCUMENTS REVIEWED

For the purposes of this opinion, we have reviewed only originals, copies or final drafts of the following documents:

1.1

the Certificate of Incorporation of the Company dated 24 February 2004, the Amended and Restated Memorandum and Articles of Association of the Company as adopted on 12 October 2004 and the form of the Amended and Restated Memorandum and Articles of Association of the Company as

conditionally adopted by special resolution passed on 29 October 2005 (the “Memorandum and Articles”);

1.2	the minutes of the meeting of the Board of Directors of the Company held on 18 March 2004 and the minutes of a meeting of the board of Directors of the Company dated [ ] 2005;

1.3	the minutes of the meetings of the shareholders of the Company held on [ ] 2005;

1.4	a certificate of good standing issued by the Registrar of Companies in the Cayman Islands dated [ ] November 2005 in respect of the Company (the “Certificate of Good Standing”);

1.5	a certificate from a director of the Company dated [ ] November 2005, a copy of which is attached hereto (the “Director’s Certificate”);

1.6	the Underwriting Agreement;

1.7	the Deposit Agreement;

1.8	the Reorganization and Subscription Agreement by and among the Company and the Subscribers (as defined therein) dated as of 17 March 2004 (the “Reorganization Agreement”);

1.9	the registration statement on Form F-1 (Registration No. 333-129217) (the “F-1”) filed by the Company with the U.S. Securities and Exchange Commission (“SEC”) and declared effective by the SEC on [ ] 2005 including the prospectus (the “Prospectus”) contained therein; and

1.10	the registration statement on Form F-6 (Registration No. 333-129305) (the “F-6” and, together with the F-1, the “Registration Statements”) filed by the Company with the SEC on 28 October 2005.

The documents referred to in paragraphs 1.6 and 1.7 above are collectively referred to as the “Agreements”. Terms used herein have the same meanings given in the Underwriting Agreement unless otherwise defined herein.

2	ASSUMPTIONS

The following opinion is given only as to, and based on, circumstances and matters of fact existing and known to us on the date of this opinion. This opinion only relates to the laws of the Cayman Islands which are in force on the date of this opinion. In giving this opinion we have relied (without further verification) upon the completeness and accuracy of the Directors’ Certificate and the Certificate of Good

Standing. We have also relied upon the following assumptions, which we have not independently verified:

2.1	the Agreements have been or will be authorised and duly executed and delivered by or on behalf of all relevant parties (other than the Company as a matter of Cayman Islands law) in accordance with all relevant laws (other than the laws of the Cayman Islands);

2.2	the Agreements are, or will be, legal, valid, binding and enforceable against all relevant parties in accordance with their terms under the laws of the State of New York and all other relevant laws (other than the laws of the Cayman Islands);

2.3	the choice of the laws of the State of New York as the governing law of the Agreements has been made in good faith and would be regarded as a valid and binding selection which will be upheld by the courts of the State of New York as a matter of the laws of the State of New York and all other relevant laws (other than the laws of the Cayman Islands);

2.4	copy documents, conformed copies or drafts of documents provided to us are true and complete copies of, or in the final forms of, the originals;

2.5	all signatures, initials and seals are genuine;

2.6	the power, authority and legal right of all parties under all relevant laws and regulations (other than, with respect to the Company, the laws of the Cayman Islands) to enter into, execute, deliver and perform their respective obligations under the Agreements;

2.7	all conditions precedent contained in the Agreements have been satisfied or duly waived and there has been no breach of the terms of the Agreements at the date hereof;

2.8	all conditions to the adoption by the Company of the Memorandum and Articles have been satisfied;

2.9	there is no contractual or other prohibition (other than as may arise by virtue of the laws of the Cayman Islands) binding on the Company or on any other party prohibiting it from entering into and performing its obligations under the Agreements;

2.10	there is nothing under any law (other than the law of the Cayman Islands) which would or might affect the opinions hereinafter appearing. Specifically, we have made no independent investigation of the laws of the State of New York;

2.11	the Company is not a sovereign entity of any state and is not a subsidiary, direct or indirect, of any sovereign entity or state;

2.12	the issued shares in the capital of the Company, including those to be issued pursuant to the offer contained in the Prospectus, have been fully paid up and there are no contractual or other obligations (other than as may arise by virtue of the laws of the Cayman Islands) binding on the Company or any of the persons to whom such shares have been issued to make any further payment or give further consideration in relation thereto.

3	OPINIONS

The following opinions are given only as to matters of Cayman Islands law and we have assumed that there is nothing under any other law that would affect or vary the following opinions. Specifically we have made no investigation of the laws of New York and we offer no opinion in relation thereto.

Based upon the foregoing and subject to the qualifications set out below and having regard to such legal considerations as we deem relevant, we are of the opinion that:

3.1	The Company has been duly incorporated as an exempted company with limited liability for an unlimited duration and is validly existing under the laws of the Cayman Islands, with full corporate power and authority to own its property and assets and to carry on its business as described in the Prospectus in accordance with the Memorandum and Articles and to enter into and execute and perform its obligations under the Agreements and the Registration Statements.

3.2	The Company is in good standing with the Registrar of Companies in the Cayman Islands.

3.3	The Company has the authorized capital as set forth in the Registration Statements and the Prospectus, and all of the issued shares in the capital of the Company (including the Shares when issued and delivered in accordance with the terms of the Agreements) have been or will be duly and validly authorized and issued, as fully paid and non-assessable, conform with the laws of the Cayman Islands, following conversion are free from any restriction on voting or transfer under the laws of the Cayman Islands and the Memorandum and Articles, are not subject to any pre-emptive or similar rights under Cayman Islands law or the Memorandum and Articles, and conform to the description thereof contained in the Prospectus. When allotted, issued and paid for and registered in the register of members (shareholders), shares are considered to be legally issued and allotted, fully paid and non-assessable.

3.4	All the outstanding issued Series A Preference Shares of the Company have been duly and validly authorized and issued as fully paid and non-assessable.

3.5	The execution and delivery of the Agreements by the Company and the performance of its obligations thereunder, the Registration Statements, the issuance and sale of the Shares and the filing of the Registration Statements and the Prospectus have been duly authorized and approved by all necessary corporate action of the Company, and the execution and delivery of the Agreements by the Company and the performance of its obligations thereunder do not violate, conflict with or result in a breach of any of the terms or provisions of the Memorandum and Articles or any law, public rule or regulation applicable to the Company in the Cayman Islands currently in force and do not violate, conflict with or result in a breach of any existing order or decree of any governmental authority or agency or any official body in the Cayman Islands.

3.6	Each of the Agreements have been duly executed and delivered for and on behalf of the Company and constitute legal, valid and binding obligations of the Company enforceable in the Cayman Islands in accordance with its terms except and in so far as such enforcement may be limited as hereinafter set forth in paragraph 4 below.

3.7	The Registration Statements have been duly executed by and on behalf of the Company.

3.8	There are no restrictions on subsequent transfers of the Shares under the laws of the Cayman Islands.

3.9	There are no pre-emptive or other rights to subscribe for or purchase, nor any restriction upon the voting or transfer of any of the shares in the capital of the Company pursuant to the Memorandum and Articles.

3.10	The provisions of the Underwriting Agreement and the Deposit Agreement do not conflict with any provisions of the Memorandum and Articles or any statute or any order, rule or regulation in the Cayman Islands.

3.11	No authorizations, consents, orders, permissions or approvals are required from any governmental authorities or agencies or other official bodies in the Cayman Islands and no notice to or other filing with or action by any Cayman Islands governmental authority or regulatory body is required in connection with:

3.11.1	the execution and delivery of the Agreements;

3.11.2	the performance of any obligation under the Agreements; and

3.11.3	the payment of any amount under the Agreements;

3.11.4	the issue and sale or transfer of any Shares and the transfer of Shares to the Depositary against the issuance by the Depositary of ADRs evidencing the ADSs; and

3.11.5	the listing of the ADSs for quotation on the Nasdaq National Market.

3.12	It is not necessary to ensure the legality, validity, enforceability or admissibility in evidence of the Agreements that any document be filed, recorded or enrolled with any governmental department, agency or other authority in the Cayman Islands.

3.13	The statements in the Prospectus under “Risk Factors”, “Dividend Policy”, “Corporate Structure”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, “Management”, “Description of Share Capital”, “Principal Shareholders”, “Related Party Transactions”, “Capitalization”, “Taxation Cayman Islands Taxation” and “Enforceability of Civil Liabilities” and the statements in the Registration Statement under Item 6, insofar as such statements constitute summaries of the legal matters, documents or proceedings referred to therein, in each case to the extent, and only to the extent, governed by the laws of the Cayman Islands, fairly present the information and summarize the matters referred to therein.

3.14	No stamp duties or other similar taxes or charges are payable under the laws of the Cayman Islands in respect of:

3.14.1	the execution or delivery of the Agreements or the performance by any of the parties of their respective obligations or enforcement of the Agreements unless they are executed in or thereafter brought within the jurisdiction of the Cayman Islands (e.g. for the purposes of enforcement) in which case stamp duty of CI$2.00 (US$2.44) for each of the Agreements will be payable; or

3.14.2	the issuance and sale of the Shares by the Company of their shares pursuant to the terms of the Underwriting Agreement; or

3.14.3	the entering of the custodian as the registered holder of the Shares; or

3.14.4	the deposit with the custodian on behalf of the Depositary of the Shares against the issuance of ADSs for the account of the Underwriters on the date hereof; or

3.14.5	the sale and delivery outside of the Cayman Islands by the Underwriters of the ADSs to the initial purchasers thereof; or

3.14.6	the initial sale of the Shares and the ADSs by the Underwriters in the manner contemplated in the Agreements; or

3.14.7	the resale and delivery of the Shares and ADSs by the Underwriters in the manner contemplated in the Prospectus; or

3.14.8	the issue or transfer to the Depositary of Shares by the Company against the issuance of ADRs evidencing ADSs.

3.15	There are currently no taxes or other charges or deductions payable (by withholding or otherwise) to the Cayman Islands government or any taxing authority thereof on or by virtue of:

3.15.1	the execution, delivery, performance or enforcement of the Agreements;

3.15.2	any payment of any nature to be made by the Company under the Agreements;

3.15.3	the issuance and sale of the Shares by the Company; or

3.15.4	the payment of dividends and other distributions declared and payable on the Shares.

The Cayman Islands currently have no income, corporate or capital gains tax and no estate duty, inheritance tax or gift tax.

3.16	The Company can sue and be sued in its own name under the laws of the Cayman Islands. The choice of the laws of New York to govern the Agreements will be upheld as a valid choice of law under the laws of the Cayman Islands and the courts of the Cayman Islands would uphold such choice of law in a suit on any of the Agreements brought in the courts of the Cayman Islands, assuming it is so pleaded. An action against the Company in the Cayman Islands under any of the Agreements could be instituted in the Grand Court, which has jurisdiction over the Company, without first having to obtain a judgment in respect of the Agreements in a court of New York or any other relevant jurisdiction. In the event of any proceedings being brought in the Cayman Islands courts in respect of a monetary obligation expressed to be payable in a currency other than Cayman Islands dollars, a Cayman Islands court would give judgment expressed as an order to pay such currency or its Cayman Islands dollar equivalent at the time of payment or enforcement of the judgment.

3.17	The submission to the jurisdiction of the U.S. federal or state courts sitting in the Borough of Manhattan in The City of New York, the appointment of National Registered Agents, Inc. to accept service of process in such jurisdiction and the waiver by the Company of any objection to the venue of a proceeding in a New York court, pursuant to the Agreements, is legal, valid and binding on the Company.

3.18	No approvals are currently required from any governmental department, agency or other authority in the Cayman Islands in order for the Company to pay dividends declared by the Company to the holders of Shares, including the Depositary.

3.19	Although there is no statutory enforcement in the Cayman Islands of judgments obtained in New York, the courts of the Cayman Islands will recognize and enforce a judgment of a foreign court of competent jurisdiction in respect of any legal suit or proceeding arising out of or relating to any of the Agreements without retrial on the merits based on the principle that a judgment of a competent foreign court imposes upon the judgment debtor an obligation to pay the sum for which judgment has been given provided that such judgment is final and conclusive, for a liquidated sum, not in respect of taxes or a fine or penalty, is not inconsistent with a Cayman Islands judgment in respect of the same matter, and was not obtained in a manner and is not of a kind the enforcement of which is contrary to the public policy of the Cayman Islands. A Cayman Islands court may stay proceedings if concurrent proceedings are being brought elsewhere. A foreign judgment may be final and conclusive even if subject to appeal. However, if appealable, a Cayman Islands court may stay enforcement until such appeal has been heard.

3.20	Based solely on our inspection of the Register of Writs and Other Originating process in the Grand Court of the Cayman Islands from the date of incorporation of the Company there were no actions or petitions pending against the Company in the courts of the Cayman Islands as at close of business in the Cayman Islands on [ ] November 2005. A search at the Companies Registry in the Cayman Islands would not reveal any order or resolution for the winding up of the Company because under Cayman Islands law the records kept by the Registrar of Companies are not documents of public record. The enquiries referred to above which we have made at the Grand Court of the Cayman Islands have revealed no record of the presentation of any winding up petition in respect of the Company. We assume that there has been no change in this position since the date on which the enquiries were made.

3.21	All dividends and other distributions declared and payable on the Shares of the Company may under the current laws and regulations of the Cayman Islands be paid to the Depositary, and where they are to be paid from the Cayman Islands are freely transferable out of the Cayman Islands.

3.22	There is no exchange control legislation under Cayman Islands law and accordingly there are no exchange control regulations imposed under Cayman Islands law.

3.23	The Company is not entitled to any immunity under the laws of the Cayman Islands whether characterized as sovereign immunity or otherwise for any legal proceedings in the Cayman Islands to enforce or to collect upon the Agreements.

3.24	So far as the law of the Cayman Islands is concerned, the Agreements are each in proper form under the laws of the Cayman Islands for the enforcement thereof against the Company, subject in so far as such enforcement may be limited as more particularly set forth below.

3.25	We have reviewed the register of members of the Company. As of the date hereof there are no entries or notations indicating any third party interests, including any security interest, on the register of members of the Company.

3.26	The Underwriters will not be treated as resident, domiciled or carrying on or transacting business or subject to taxation in the Cayman Islands or in violation of any law thereof solely by reason of the negotiation, preparation or execution of the Underwriting Agreement or the entering into of or the exercise of their rights or the performance of their obligations under the Underwriting Agreement.

3.27	The Underwriters will not be required to be licensed, qualified or otherwise entitled to carry on business in the Cayman Islands in order to enforce their rights under, or as a consequence of the execution, delivery and performance of the Agreements.

3.28	The summaries of the Memorandum and Articles and of relevant Cayman Islands company law contained in the Prospectus are true, accurate and complete in the context in which they appear.

3.29	The form of certificate used to evidence the Shares complies in all material respects with applicable statutory requirements of the Cayman Islands and the Memorandum and Articles.

3.30	There are no restrictions under Cayman Islands law which would prevent the Company from paying dividends to shareholders in U.S. Dollars or any other currency.

3.31	The reorganization described in the Reorganization Agreement does not contravene any provision of applicable law or statute, rule or regulation in the Cayman Islands.

4	QUALIFICATIONS

The opinions expressed above are subject to the following qualifications:

4.1	The term “enforceable” as used above means that the obligations assumed by the Company under the Agreements are of a type which the courts of the Cayman Islands will enforce. It does not mean that those obligations will necessarily be enforced in all circumstances in accordance with their terms. In particular:

4.1.1	enforcement may be limited by bankruptcy, insolvency, liquidation, reorganisation, readjustment of debts or moratorium or other laws of general application relating to or affecting the rights of creditors;

4.1.2	enforcement may be limited by general principles of equity. For example, equitable remedies such as specific performance may not be available, inter alia, where damages are considered to be an adequate remedy;

4.1.3	some claims may become barred under the statutes of limitation or may be or become subject to defenses of set off, counterclaim, estoppel and similar defenses;

4.1.4	where obligations are to be performed in a jurisdiction outside the Cayman Islands, they may not be enforceable in the Cayman Islands to the extent that performance would be illegal under the laws of that jurisdiction;

4.1.5

the Cayman Islands court has jurisdiction to give judgment in the currency of the relevant obligation and statutory rates of interest payable upon judgments will vary according to the currency of the judgment. If the Company becomes insolvent and is made subject to a liquidation proceeding, the Cayman Islands court will require all debts to be proved in a common currency, which is likely to be the “functional currency” of the Company determined in accordance with applicable accounting principles. Currency indemnity provisions have not been tested, so far as we are aware, in the courts of the Cayman Islands;

4.1.6	obligations to make payments that may be regarded as penalties will not be enforceable;

4.1.7	the courts of the Cayman Islands may decline to exercise jurisdiction in relation to substantive proceedings brought under or in relation to the Agreements in matters where they determine that such proceedings may be tried in a more appropriate forum;

4.1.8	Any provision in the Underwriting Agreement whereby the Company agrees to irrevocably waive any right to invoke the jurisdiction of the Grand Court is subject to the equitable jurisdiction of the Grand Court and accordingly may not be enforceable.

4.1.9	The irrevocable appointment of an agent for service of process may, as between the appointor and the agent, be revoked by the appointor unless given to secure (i) a proprietary interest of the agent or (ii) the performance of an obligation owed to the agent;

4.1.10	Based on principles of privity of contract, any indemnity or other provision of the Agreements (not being in the form of a deed) which is expressed to be in favour of persons who are not parties to the Agreements may not be enforceable by such persons in the absence of a trust in their favour;

4.1.11	Whilst parties to an agreement may agree inter se that respective rights and obligations take effect “as of” a date prior to the date of execution and delivery, the rights of third parties, to the extent that the same may be available thereunder, only take effect from the date of actual execution and delivery;

4.1.12	Under The Companies Law (2004 Revision) of the Cayman Islands, the register of members of a Cayman Islands company is by statute regarded as prima facie evidence of any matters which The Companies Law (2004 Revision) directs or authorises to be inserted therein. A third party interest including a security interest in the shares of the Company in question would not appear. An entry in the register of members may be subject to a court order for rectification (for example, in the event of fraud or manifest error); and

4.1.13	a company cannot, by agreement or in its articles of association, restrict the exercise of a statutory power and there exists doubt as to enforceability of any provision in the Agreements whereby the Company covenants not to exercise powers specifically given to its shareholders by The Companies Law (2004 Revision) of the Cayman Islands, including, without limitation, the power to increase its authorised share capital, amend its memorandum and articles of association, or present a petition to a Cayman Islands court for an order to wind up the Company.

4.2	As discussed above, Cayman Islands stamp duty may be payable if the original Agreements are brought to or executed in the Cayman Islands.

4.3	To maintain the Company in good standing under the laws of the Cayman Islands, annual filing fees must be paid and returns made to the Registrar of Companies.

4.4	The obligations of the Company may be subject to restrictions pursuant to United Nations sanctions as implemented under the laws of the Cayman Islands.

4.5	A certificate, determination, calculation or designation of any party to the Agreements as to any matter provided therein might be held by a Cayman Islands court not to be conclusive final and binding if, for example, it could be shown to have an unreasonable or arbitrary basis, or in the event of manifest error.

4.6	In principle a Cayman Islands court will award costs and disbursements in litigation in accordance with the relevant contractual provisions but there remains some uncertainty as to the way in which the rules of the Grand Court will be applied in practice. Whilst it is clear that costs incurred prior to judgment can be recovered in accordance with the contract, it is likely that post-judgment costs (to the extent recoverable at all) will be subject to taxation in accordance with Grand Court Rules Order 62.

4.7	We reserve our opinion as to the extent to which a Cayman Islands court would, in the event of any relevant illegality, sever the offending provisions and enforce the remainder of the transaction of which such provisions form a part, notwithstanding any express provisions in this regard.

4.8	We make no comment with regard to the references to foreign statutes in the Agreements.

We express no view as to the commercial terms of the Agreements or whether such terms represent the intentions of the parties and make no comment with regard to the representations which may be made by the Company.

This opinion may be relied upon by the addressees only. It may not be relied upon by any other person except with our prior written consent.

Yours faithfully,

MAPLES and CALDER

EXHIBIT C

OPINIONS OF LATHAM & WATKINS LLP

1. The Underwriting Agreement has been duly executed and delivered by the Company in accordance with the laws of the State of New York.

2. The Deposit Agreement has been duly executed and delivered by the Company in accordance with the laws of the State of New York and, assuming due authorization, execution and delivery of the Deposit Agreement by the Depositary and that each of the Depositary and the Company has full power, authority and legal right to enter into and perform its obligations thereunder, is the legally valid and binding agreement of the Company, enforceable against the Company in accordance with its terms.

3. Upon due execution and delivery by the Depositary of ADRs evidencing ADSs against the deposit of Ordinary Shares in respect thereof in accordance with the terms of the Deposit Agreement and payment therefor in accordance with the terms of the Underwriting Agreement, such ADRs will be duly and validly issued and will entitle the holders thereof to the rights specified therein and in the Deposit Agreement.

4. The execution and delivery of the Underwriting Agreement and the Deposit Agreement by the Company do not, and the deposit of the Ordinary Shares with the Depositary by the Company against issuance of the ADRs evidencing the ADSs and the sale of the Ordinary Shares represented by ADSs by the Company to you and other underwriters pursuant to the Underwriting Agreement do not:

(i)	result in the breach of or default under any of the Material Agreements that are expressly governed by New York law; or

(ii)	violate any United States federal or New York statute, rule or regulation applicable to the Company; or

(iii)	require any consents, approvals, or authorizations to be obtained by the Company from, or any registrations, declarations or filings to be made by the Company with, any governmental authority under any United States federal or New York statute, rule or regulation applicable to the Company on or prior to the date hereof that have not been obtained or made.

5. The F-1 Registration Statement and the F-6 Registration Statement have become effective under the Act. To the best of our knowledge, no stop order suspending the effectiveness of the F-1 Registration Statement and the F-6 Registration Statement has been issued under the Act and no proceedings have been initiated by the Commission for the issuance of such stop order. Any required filing of the Prospectus pursuant to Rule 424 under the Act has been made in accordance with Rule 424 under the Act.

6. Except as set forth in paragraph 8, which matters are not addressed in this paragraph 6, the F-1 Registration Statement, as of the date it was declared effective, and the Prospectus, as of its date, appeared on their face to be appropriately responsive in all material respects to the requirements for a registration statement on Form F-1 under the Act and the rules and regulations of the Commission thereunder; it being understood, however, that such counsel expresses no opinion with respect to Regulation S-T or the financial statements, schedules or other financial data, included in, or omitted from, the F-1 Registration Statement or the Prospectus; and the F-6 Registration Statement, as of the date it became effective, appeared on its face to be appropriately responsive in all material respects to the requirements for a registration statement on Form F-6 under the Act and the rules and regulations of the Commission thereunder. For purposes of this paragraph, such counsel has assumed that the statements made in the F-1 Registration Statement, the F-6 Registration Statement and the Prospectus are correct and complete.

7. The statements in the Prospectus under the caption “Description of American Depositary Shares,” insofar as they purport to constitute a summary of the terms of the ADSs and to describe or summarize certain provisions of the Deposit Agreement, and under the caption “Shares Eligible for Future Sale,” insofar as they purport to describe or summarize certain provisions of the agreements, statutes or regulations referred to therein, are accurate descriptions or summaries in all material respects.

8. To the best of our knowledge, there are no contracts or documents of a character required to be described in the F-1 Registration Statement or Prospectus or to be filed as exhibits to the Registration statement that are not described or filed.

9. The Company is not, and immediately after giving effect to the sale of the Ordinary Shares represented by ADSs in accordance with the Underwriting Agreement and the application of the proceeds as described in the Prospectus under the caption “Use of Proceeds,” will not be required to be registered as an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

10. Pursuant to Section 12 of the Underwriting Agreement and Section 19 of the Deposit Agreement, under the laws of the State of New York the

Company has validly (i) chosen New York law to govern its rights and duties under the Underwriting Agreement and the Deposit Agreement, (ii) submitted to the personal jurisdiction of the state or federal courts located in The City of New York in connection with any action or proceeding arising out of or related to the Underwriting Agreement or the Deposit Agreement, (iii) to the extent permitted by law, waived any objection to the venue of a proceeding in any such court and (iv) appointed CT Corporation System as its initial authorized agent for the purpose described in Section 12 of the Underwriting Agreement and Section 19 of the Deposit Agreement. Service of process in the manner described in Section 12 of the Underwriting Agreement and Section 19 of the Deposit Agreement will be effective to confer valid personal jurisdiction over the Company in connection with an action or proceeding arising out of or related to the Underwriting Agreement or the Deposit Agreement in any such court.

11. Upon indication by book entry that the ADSs have been credited to a securities account maintained by the Representative at the Depository Trust Company (“DTC”) and payment therefor in accordance with the Underwriting Agreement, the Representative will acquire a securities entitlement on behalf of the several Underwriters with respect to the ADSs and, under the Uniform Commercial Code as in effect on the date hereof in the State of New York (the “NY UCC”), an action based on an adverse claim to such securities entitlement, whether framed in conversion, replevin, constructive trust, equitable lien or other theory, may not be asserted against the Representative.

[•], 2005

Morgan Stanley & Co. International Limited

as Representative of the Several Underwriters

c/o	Morgan Stanley Dean Witter Asia Limited

27th Floor

Three Exchange Square

Hong Kong

Re:	Vimicro International Corporation

Ladies and Gentlemen:

We have acted as special United States counsel to Vimicro International Corporation, an exempted company limited by shares registered in the Cayman Islands (the “Company”) and the Selling Shareholders (as herein defined) in connection with the sale to you and the several underwriters to whom you are acting as representative (the “Underwriters”) on the date hereof by the Company and the Selling Shareholders of 34,788,252 Ordinary Shares, par value US$0.0001 per share (“Ordinary Shares”), represented by 8,697,062 American Depositary Shares (“ADSs”), of the Company, pursuant to the registration statement on Form F-1 under the Securities Act of 1933, as amended (the “Act”), filed with the United States Securities and Exchange Commission (the “Commission”) on [•], 2005 (File No. 333-129217), as amended to date (the “F-1 Registration Statement”), the registration statement on Form F-6 under the Act, filed with the Commission on [•], 2005 (File No. 333-129305), as amended to date (the “F-6 Registration Statement”), a Prospectus dated [•], 2005, filed with the Commission pursuant to Rule 424(b) under the Act (the “Prospectus”) and an underwriting agreement dated [•], 2005, among you, the selling shareholders named in the underwriting agreement (the “Selling Shareholders”) and the Company (the “Underwriting Agreement”). This letter is being rendered to you pursuant to Section 6 of the Underwriting Agreement.

The primary purpose of our professional engagement was not to establish or confirm factual matters or financial or quantitative information. Therefore, we are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the F-1 Registration Statement, the F-6 Registration Statement or the Prospectus (except to the extent expressly set forth in the numbered paragraphs 7 and 8 of our opinion letter to you of even date), and we have not made an independent check or verification thereof (except as aforesaid). However, in the course of acting as counsel to the Company and the Selling Shareholders in connection with the preparation by the

Company of the F-1 Registration Statement, the F-6 Registration Statement and the Prospectus, we reviewed the F-1 Registration Statement, the F-6 Registration Statement and the Prospectus, and participated in conferences and telephone conversations with officers and other representatives of the Company, the independent public accountants for the Company, your representatives, and your and the Selling Shareholders’ counsel, during which conferences and conversations the contents of the F-1 Registration Statement, F-6 Registration Statement and the Prospectus and related matters were discussed. We also reviewed and relied upon certain corporate records and documents, letters from counsel and accountants and oral and written statements of officers and other representatives of the Company and others as to the existence and consequence of certain factual and other matters.

Based on our participation, review and reliance as described above, we advise you that no facts came to our attention that caused us to believe that either of the F-1 Registration Statement, at the time it became effective, or the F-6 Registration Statement, at the time it became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus, as of its date, contained, or as of the date hereof, contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; it being understood that we express no belief with respect to the financial statements, schedules, or other financial data included in, or omitted from, the F-1 Registration Statement, the F-6 Registration Statement or the Prospectus.

This letter is rendered only to you in your capacity as representative of the several Underwriters in their capacity as underwriters under the Underwriting Agreement and is solely for the benefit of the Underwriters in connection with the transactions referenced in the first paragraph. This letter may not be relied upon by you or them for any other purpose, or furnished to, assigned to, quoted to, or relied upon by any other person, firm or other entity for any purpose (including any person, firm or other entity that acquires ADSs from you or the other Underwriters) without our prior written consent, which may be granted or withheld in our sole discretion.

Very truly yours,

DRAFT

[                    ], 2005

Morgan Stanley & Co. International Limited

as Representative of the Several Underwriters

c/o	Morgan Stanley Dean Witter Asia Limited

27th Floor

Three Exchange Square

Hong Kong

Re:	Vimicro International Corporation

Ladies and Gentlemen:

We have acted as special U.S. tax counsel to Vimicro Internation Corporation, an exempted company limited by shares registered in the Cayman Islands (the “Company”), in connection with the sale to you and the several underwriters for whom you are acting as representatives (the “Underwriters”) on the date hereof by the Company of [    ] Ordinary Shares, par value US$0.0001 per share (the “Ordinary Shares”), represented by [    ] American Depositary Shares (the “ADS”), of the Company, pursuant to a registration statement on Form F-1 under the Securities Act of 1933, as amended (the “Act”), filed with the United States Securities and Exchange Commission (the “Commission”) on [    ], 2005 (File No. 333-129217), as amended to date (the “Registration Statement”), a Prospectus dated [    ], 2005, filed with the Commission pursuant to Rule 424(b) under the Act (the “Prospectus”) and an underwriting agreement dated [    ], 2005, among you, the selling shareholders named in the underwriting agreement and the Company (the “Underwriting Agreement”). This opinion is being furnished to you pursuant to Section [6] of the Underwriting Agreement. Unless otherwise stated herein, capitalized terms not defined herein shall have the meanings given to them in the Underwriting Agreement.

The facts, as we understand them, and upon which with your permission we rely in rendering the opinion herein, are set forth in the Prospectus.

Based on such facts and subject to the limitations set forth in the Prospectus, the statements in the Prospectus under the caption “Taxation — United States Federal Income Taxation,” insofar as they purport to summarize certain provisions of the statutes and regulations referred to therein, are accurate summaries in all material respects.

No opinion is expressed as to any matter not discussed herein.

We are opining herein as to the federal income tax laws of the United States, and we express no opinion with respect to the applicability thereto, or the effect thereon, of other federal laws, the laws of any state or any other jurisdiction or as to any other matters of municipal law or the laws of any local agencies within any state.

This opinion is rendered to you as of the date of this letter, and we undertake no obligation to update this opinion subsequent to the date hereof. This opinion is based on current provisions of the Internal Revenue Code of 1986, as amended, regulations promulgated thereunder and interpretations thereof by the Internal Revenue Service and the courts having jurisdiction over such matters. Our opinion is not binding upon the Internal Revenue Service or the courts, and there can be no assurance that the Internal Revenue Service will not assert a contrary position. Furthermore, no assurance can be given that future legislative, judicial or administrative changes, on either a prospective or retroactive basis, would not affect the conclusions stated in this opinion.

This letter is furnished only to you in your capacity as Representatives of the several Underwriters under the Underwriting Agreement and is solely for your and their benefit in connection with the transactions covered hereby. This letter may not be relied upon by you or them for any other purpose, or furnished to, assigned to, quoted to, or relied upon by any other person, firm or other entity for any purpose (including any person, firm or other entity that acquires Ordinary Shares from you or them) without our prior written consent, which may be granted or withheld in our sole discretion.

Very truly yours,

EXHIBIT D

October [ ] 2005

Vimicro International Corporation

15/F Shining Tower

No.35 Xueyuan Road, Haidian District

Beijing 100083, People’s Republic of China

Vimicro Corporation

15/F Shining Tower

No.35 Xueyuan Road, Haidian District

Beijing 100083, People’s Republic of China

Morgan Stanley Dean Witter Asia Limited

Morgan Stanley & Co. International Limited

As representative of the several Underwriters named in Schedule II of the

Underwriting Agreement

Ladies and Gentlemen:

We are qualified lawyers of the People’s Republic of China (the “PRC”) and as such are qualified to issue this opinion on the laws of the PRC. We have acted as PRC legal counsel for Vimicro International Corporation (the “Company”), a company incorporated under the laws of the Cayman Islands.

This opinion is issued and delivered pursuant to Section 6(e) of Underwriting Agreement (the “Underwriting Agreement”) dated [    ], 2005 between the Company and the Underwriters in connection with the issuance and sale to the Underwriters of an aggregate of [    ] ordinary shares, par value [US$0.0001] per share of the Company.

Capitalized terms used herein and not defined herein shall, unless otherwise provided herein, have in meanings ascribed to such terms under the Underwriting Agreement.

In rendering this opinion we have examined copies of the documents, as we have considered necessary or advisable for the purpose of rendering this opinion. In giving this opinion, we have made the following assumptions:

(a)	that all documents submitted to us as originals are authentic and that all documents submitted to us as copies conform to their originals;

(b)	that all documents have been validly authorized, executed and delivered by all of the parties thereto; and

(c)	that the signatures, seals and chops on the documents submitted to us are genuine;

Based on the foregoing examinations and assumptions and our review of the relevant documents, we are of the opinion that:

(i) Vimicro Corporation (“Vimicro”) has been duly incorporated and is validly existing as a wholly foreign owned enterprise with legal person status in good standing under the laws of the PRC. All of the registered capital of Vimicro has been fully paid and is owned by the Company directly, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity.

(ii) Vimicro has the legal right, power and authority (corporate and other) to own, lease and operate its properties and to conduct its business as described in the Prospectus (including proper authority and approval for it to engage in semiconductor design, each as described in the Prospectus).

(iii) The Company is duly registered or qualified as a foreign corporation, to the extent that such registration or qualification is required in the PRC, to transact business as described in the Prospectus and is in good standing in the PRC (including provincial, municipal or local jurisdictions), whether by reason of the ownership or leasing of property or the conduct of business or otherwise, except where the failure to so register or qualify or be in good standing would not result in a material adverse effect on the Company and Vimicro, taken as a whole.

(iv) To the best of our knowledge after due inquiry, Vimicro is not in violation of any law or regulation of the PRC, its articles of association or other constituent or organizational documents, its business licenses or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument known to us and to which Vimicro is a party or by which it or any of its properties is bound, which violation or default has not been corrected, remedied, rectified or waived, and there exists no such violation or default the result of which would result in a material adverse effect on the Company and Vimicro, taken as a whole.

(v) Each of the Underwriting Agreement and the Deposit Agreement is in proper legal form under the laws of the PRC for the enforcement thereof against the Company and, assuming due authorization, execution and delivery by each party thereto, constitutes a valid and legally binding obligation of the Company under the laws of the PRC, enforceable in accordance with its terms, subject as to enforcement to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights generally and to general equity principles; and it is not necessary to ensure the legality, validity, enforceability or admissibility in evidence of the Underwriting Agreement or the Deposit Agreement in the PRC or any political subdivision thereof that any of them be filed or recorded or enrolled with any court or authority in the PRC or any political subdivision thereof or that any stamp, registration or similar tax be paid in the PRC or any political subdivision thereof.

(vi) Except as set forth in the Prospectus, there are no limitations under PRC law on the rights of the Company (a) to convert into foreign currency and freely transfer out of the PRC all dividends, distributions and other payments declared and made payable by any of the Subsidiaries organized and existing under the laws of the PRC or any other revenues received by the Company or (b) to convert the said dividends, distributions and other payments into foreign currency and freely transfer out of the PRC all amounts required to pay dividends and other distributions declared and payable on the Shares.

(vii) All necessary filings, consents, licenses, approvals or authorizations of all government authorities of the PRC that are required in connection with the Reorganization , as applicable, have been made or obtained and remain in full force and effect.

(viii) To the best of our knowledge after due inquiry, there is not any pending or threatened action, suit, proceeding, inquiry or investigation, to which the Company or Vimicro is a party, or to which the property of the Company or Vimicro is subject, before or brought by any court or governmental agency or body in the PRC, which might reasonably be expected to result in a material adverse effect on the Company and Vimicro, taken as a whole, or which might reasonably be expected to materially and adversely affect the properties or assets thereof or the consummation of the transactions contemplated in the Underwriting Agreement, the Deposit Agreement, or the Prospectus or the performance by the Company or Vimicro of their respective obligations thereunder.

(ix) The information under “Regulation”, “Corporate Structure and Related Party Transactions”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, “Business” and “Risk Factors” in the Prospectus, to the extent that it constitutes matters of law or summaries of legal matters of the PRC or legal conclusions in respect of PRC law, or summaries of legal proceedings, or summarizes the terms and provisions of the Reorganization Documents governed by PRC law, has been reviewed by us and is correct in all material respects; and our opinion set forth under “Enforceability of Civil Liabilities” in the Prospectus is confirmed.

(x) To the best of our knowledge after due inquiry, there are no PRC statutes or regulations that are required to be described in the Prospectus that are not described as required.

(xi) The choice of the laws of the State of New York as the governing law of the Underwriting Agreement and the Deposit Agreement is a valid choice of law under the laws of the PRC [and courts of the PRC will honor this choice of law.]

(xii) No transaction tax, stamp duty or similar tax or duty or withholding or other taxes are payable by or on behalf of the Underwriters in the PRC with respect to (a) the sale and delivery of the Shares as contemplated by the Underwriting Agreement and the Prospectus, (b) the holding or transfer of the Shares outside the PRC or (c) the execution, delivery or enforcement of the Underwriting Agreement, the Deposit Agreement, under the laws of the PRC, the Company is neither a resident of the PRC nor carrying on a trade or business in the PRC for PRC tax purposes, and accordingly (x) the Company will not be subject to income tax imposed in the PRC or any subdivision thereof, (y) any dividends or distributions made by the Company on the Shares will not be subject to any PRC withholding tax and (z) a holder or beneficial owner of Shares who is not a resident of the PRC will not be subject to any PRC transaction tax, stamp duty or PRC similar tax or duty or PRC withholding or other taxes upon any disposition of the Shares.

(xiii) Any final judgment for a fixed or readily calculable sum of money rendered by any court of the State of New York or of the United States located in the State of New York having jurisdiction under its own domestic laws in respect of any suit, action or proceeding against the Company based upon the Underwriting Agreement or the Deposit Agreement would be declared enforceable against the Company by the courts of the PRC in accordance with the requirements of PRC Civil Procedures Law based either on treaties between the PRC and the United

States of America or on reciprocity between jurisdictions, without payment of any stamp, registration or similar tax or duty, provided that (a) the judgment was not contrary to the public policy, state sovereignty or security of the PRC, (b) the judgment was not given or obtained by fraud, (c) the judgment was not based on clear mistake of law or fact, (d) the judgment was not directly or indirectly for the payment of taxes or other charges of a like nature or of a fine or other penalty, (e) the judgment was for a definite sum of money, (f) the judgment was final and conclusive, (g) adequate service of process has been effected and the defendant has had a reasonable opportunity to be heard, (h) such judgments do not conflict with any other valid judgment in the same matter between the same parties, and (i) an action between the same parties in the same matter is not pending in any PRC court at the time the lawsuit is instituted in the New York Court.

(xiv) Except as otherwise disclosed in the Prospectus, no filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency in or of the PRC is necessary or required for the Company and Vimicro to engage in the business as presently conducted by it and as described in the Prospectus.

(xv) To the best of our knowledge after due inquiry, neither the Company nor Vimicro is in breach of the terms and conditions of any licenses, consents, certificates, authorizations, approvals, orders and permits issued by the appropriate domestic or foreign regulatory authorities necessary to conduct their respective businesses, and none of such licenses, consents, certificates, authorizations, approvals, orders or permits is subject to suspension, revocation or withdrawal and to the best of our knowledge, having made all due and reasonable enquiries, there are no circumstances existing which might lead to suspension, revocation or withdrawal of any such licenses, consents, certificates, authorizations, approvals, orders or permits or any conditions attached thereto being adversely altered.

(xvi) Vimicro possesses valid licenses in full force and effect or otherwise has the legal right to use, or can acquire on reasonable terms, all material patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names currently employed by them, and Vimicro has not received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing that, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in any material adverse effect on the Company and Vimicro, taken as a whole.

(xvii) To the best of our knowledge after due inquiry, the Company and Vimicro are each in compliance with any and all applicable environmental laws in the PRC.

(xviii) The execution, delivery and performance of each of the Underwriting Agreement and the Deposit Agreement the consummation of the transactions contemplated therein and in the Prospectus (including the issuance and sale of the Shares, compliance with the terms and provisions thereof) and compliance by the Company with its obligations under each of the Underwriting Agreement and the Deposit Agreement, will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or a default under, or result in the creation or imposition of any lien, charge or encumbrance upon, any property or assets of the Company or Vimicro pursuant to any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or any other agreement or instrument (except for such conflicts, breaches, defaults or liens, charges or encumbrances that would not have a material adverse effect on the Company and Vimicro, taken as a whole), nor will such action result in any violation of the provisions of the articles of association or other organizational document of the Company or Vimicro or any applicable treaty, law, statute, rule, regulation, judgment, order, writ or decree, known to us, of any government, government instrumentality or court in the PRC, having jurisdiction over the Company or Vimicro or any of their respective properties, assets or operations.

(xix) To the best of our actual knowledge, there are no outstanding guarantees or contingent payment obligations of Vimicro in respect of indebtedness of third parties except as disclosed in the Prospectus.

(xx) The Company and its obligations under the Underwriting Agreement and the Deposit Agreement are subject to civil and commercial law and suit and none of the Company and its properties, assets or revenues has any right of immunity, on any grounds, from any legal action, suit or proceeding, from the giving of any relief in any such legal action, suit or proceeding, from setoff or counterclaim, from the jurisdiction of any court, from service of process, attachment upon or prior to judgment, or attachment in aid of execution of judgment, or from execution of a judgment, or other legal process or proceeding for the giving of any relief, or for the enforcement of judgment in the PRC, with respect to their respective obligations, liabilities or any other matter under or arising out of or in connection with the Underwriting Agreement or the Deposit Agreement.

(xxi) It is not necessary in order to enable the Underwriters to exercise or enforce their rights under the Underwriting Agreement in the PRC or by reason of the entry into and/or the performance of the Underwriting Agreement for the Underwriters to be licensed, qualified, authorized or entitled to do business in the PRC.

(xxii) To the best of our knowledge after due inquiry, the performance by the Underwriters in the PRC of any of their rights, duties, obligations and responsibilities under the Underwriting Agreement will not violate any law applicable in the PRC.

(xxiii) Nothing has come to such our attention that leads us to believe that the Registration Statement and the Prospectus, as of their respective effective or issue dates, insofar as it relates to PRC laws, contained an untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus or any amendment or supplement thereto, as of its issue date or as of such Closing Date, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that we have not been requested to and does not make any comment with respect to the financial statements, footnotes and other financial data contained in the Registration Statement and the Prospectus).

In rendering such opinion, we may rely (A) as to matters involving the application of the laws of New York, upon the opinion of Latham & Watkins LLP, United States counsel to the Company, (B) as to matters involving the application of the laws of the Cayman Islands, upon the opinion of Maples and Calder Asia, Cayman Islands counsel to the Company, and (C) as to matters of fact (but not as to legal conclusions), to the extent they deem proper, on certificates and confirmations of responsible officers of the Company or Vimicro and public officials.

This opinion is rendered only with respect to the laws and regulations of the PRC (excluding Hong Kong, Macao and Taiwan) in effect on the date of this opinion and we have made no investigations in any other jurisdiction and no opinion is expressed or implied as to the laws of any other jurisdiction.

This opinion is given solely for the benefit of the persons to whom it is addressed. It may not, except with our prior written permission, be relied upon by anyone in connection with this opinion or used for any other purpose.

Yours faithfully,

King & Wood PRC Lawyers

EXHIBIT E-1

OPINION OF COUNSEL TO THE SELLING SHAREHOLDERS

The Underwriters shall have received on the Closing Date an opinion of Latham & Watkins LLP, counsel for the Selling Shareholders, dated the Closing Date, to the effect that:

1. Each of the Custody Agreements and the Powers of Attorney has been duly executed and delivered by the Selling Shareholders in accordance with the laws of the State of New York.

2. Such counsel has assumed, with the consent of the Representative, that (A) each Selling Shareholder has the capacity, power and authority, as applicable, to execute, deliver and perform the Power of Attorney, the Custody Agreement and the Underwriting Agreement, (B) each Selling Shareholder, as applicable, has duly authorized the execution, delivery and performance of the Power of Attorney, the Custody Agreement, and the Underwriting Agreement, (C) each Selling Shareholder has duly executed and delivered the Power of Attorney and the Custody Agreement (other than with respect to the execution and delivery thereof under the laws of the State of New York), and (D) such execution, delivery and performance of the Power of Attorney, the Custody Agreement, and the Underwriting Agreement do not (i) breach any agreement or instrument to which the Selling Shareholder is a party, (ii) except as expressly addressed in paragraph 3 below, violate any law, rule or regulation applicable to such Selling Shareholder and, (iii) except as expressly addressed in paragraph 3 below, require by or on behalf of such Selling Shareholder any consent, approval or authorization to be obtained from, or filing, registration or declaration to be made with, any governmental authority which has not been duly obtained or made. On the basis of such assumptions, each of the Powers of Attorney and the Custody Agreements constitutes a legally valid and binding obligation of such Selling Shareholder, enforceable against the Selling Shareholder in accordance with its terms; and the Underwriting Agreement has been duly executed and delivered by an Attorney-in-Fact under the Powers of Attorney on behalf of the Selling Shareholders.

3. The execution and delivery of the Underwriting Agreement by an Attorney-in-Fact under the Powers of Attorney on behalf of the Selling Shareholders do not, and the deposit of the Ordinary Shares with the Depositary by the Selling Shareholders against issuance of the ADRs evidencing the ADSs and the sale of the Ordinary Shares represented by ADSs by the Selling Shareholders to you and the other underwriters pursuant to the Underwriting Agreement do not:

(i)	violate any United States federal or New York statute, rule or regulation applicable to such Selling Shareholder; or

E-1-1

(ii)	require any consents, approvals, or authorizations to be obtained by such Selling Shareholder from, or any registrations, declarations or filings to be made by such Selling Shareholder with, any governmental authority under any United States federal or New York statute, rule or regulation applicable to such Selling Shareholder on or prior to the date hereof that have not been obtained or made.

4. Pursuant to Section 12 of the Underwriting Agreement, under the laws of the State of New York each of the Selling Shareholders has validly (i) chosen New York law to govern its rights and duties under the Underwriting Agreement, (ii) submitted to the personal jurisdiction of the state or federal courts located in The City of New York in connection with any action or proceeding arising out of or related to the Underwriting Agreement, (iii) to the extent permitted by law, waived any objection to the venue of a proceeding in any such court and (iv) appointed CT Corporation System as its initial authorized agent for the purpose described in Section 12 of the Underwriting Agreement. Service of process in the manner described in Section 12 of the Underwriting Agreement will be effective to confer valid personal jurisdiction over such Selling Shareholder in connection with an action or proceeding arising out of or related to the Underwriting Agreement in any such court.

5. Upon indication by book entry that the ADSs have been credited to a securities account maintained by the Representative at the Depository Trust Company (“DTC”) and payment therefor in accordance with the Underwriting Agreement, the Representative will acquire a securities entitlement on behalf of the several Underwriters with respect to the ADSs and, under the Uniform Commercial Code as in effect on the date hereof in the State of New York (the “NY UCC”), an action based on an adverse claim to such securities entitlement, whether framed in conversion, replevin, constructive trust, equitable lien or other theory, may not be asserted against the Representative.

In rendering their opinion, Latham & Watkins LLP may rely upon an opinion or opinions of counsel for any of the Selling Shareholders and, with respect to factual matters and to the extent such counsel deems appropriate, upon the representations of each Selling Shareholder contained in the Underwriting Agreement and in the Custody Agreement and Power of Attorney of such Selling Shareholder and in other documents and instruments; provided that (A) each such counsel for the Selling Shareholders is satisfactory to the Underwriters’ counsel, (B) a copy of each opinion so relied upon is delivered to the Underwriters and is in form and substance satisfactory to the Underwriters’ counsel, (C) copies of such Custody Agreements and Powers of Attorney

E-1-2

and of any such other documents and instruments shall be delivered to the Underwriters and shall be in form and substance satisfactory to the Underwriters’ counsel and (D) Latham & Watkins LLP shall state in their opinion that they are justified in relying on each such other opinion.

The opinion of Latham & Watkins LLP (and any opinions of counsel for any Selling Shareholder referred to in the immediately preceding paragraph) shall be rendered to the Underwriters at the request of the Selling Shareholders (or one or more of the Selling Shareholders, as the case may be) and shall so state therein.

E-1-3

EXHIBIT E-2

Our ref     SCC/605073/382893/v{3}

To the Addressees named in the Schedule hereto	Direct: +852 2971 3019
SCC/605073/382893/v<{3}
E-mail: sophie.crocker@maplesandcalder.com

[•] November 2005

Dear Sirs,

Re: Infotech Ventures Cayman Company Limited (the “Company”)

We have acted as special counsel as to Cayman Islands law to the Company in connection with the preparation and issue of this opinion which is given at the request of Vimicro International Corporation (the “Issuer”) pursuant to an underwriting agreement (the “Underwriting Agreement”) to be entered into among the Issuer, certain selling shareholders (including the Company) named therein and the several Underwriters named in Schedule II of the Underwriting Agreement in connection with the sale to the Underwriters by such selling shareholders of certain ordinary shares, par value US$[            ] per share of the Issuer as set out opposite their names in Schedule I to the Underwriting Agreement (the “Relevant Shares”).

1	DOCUMENTS REVIEWED

We have reviewed originals, copies or conformed copies of the following documents in respect of the Company:

1.1	the Certificate of Incorporation and Memorandum and Articles of Association of the Company as registered or adopted on 6 May 2004;

1.2	the written resolutions of the [Board of Directors/the sole Director] of the Company passed on [ ];

1.3	the irrevocable power of attorney having the date, and appointing John Zhonghan Deng and Dave Xiaodong Yang or their appointed substitute or substitutes and each of them as an attorney-in-fact for certain purposes (the “Power of Attorney” executed on behalf of the Company);

1.4	a copy, certified on behalf of the [Board of Directors/the sole director], of the register of mortgages and charges for the Company as received by us on [ ] 2005 (the “Charges Register”);

1.5	a certificate of good standing issued in respect of the Company issued by the Cayman Islands Registrar of Companies (the “Certificate of Good Standing”);

1.6	a certificate from a Director of the Company dated today, a copy of which is annexed hereto (the “Director’s Certificate”);

E-2-1

1.7	the Underwriting Agreement; and

1.8	a custody agreement (the “Custody Agreement”) entered into among the Issuer as custodian and certain selling shareholders and the executed share transfer form (the “Share Transfer Form”).

The agreements referred to in paragraphs 1.7 and 1.8 above are collectively referred to as the “Transaction Documents”.

2	ASSUMPTIONS

The following opinion is given only as to, and based on, circumstances and matters of fact existing and known to us on the date of this opinion. This opinion only relates to the laws of the Cayman Islands which are in force on the date of this opinion. In giving this opinion we have relied (without further verification) upon the completeness and accuracy of the Director’s Certificate and the Certificate of Good Standing. We have also relied upon the following assumptions, which we have not independently verified:

2.1	the Transaction Documents have been or will be authorised and duly executed and delivered by or on behalf of all relevant parties (other than the Company as a matter of Cayman Islands law) in accordance with all relevant laws (other than the laws of the Cayman Islands);

2.2	the Transaction Documents and the Power of Attorney are, or will be, legal, valid, binding and enforceable against all relevant parties in accordance with their terms under New York law and all other relevant laws (other than the laws of the Cayman Islands);

2.3	the choice of New York law as the governing law of the Transaction Documents and the Power of Attorney has been made in good faith and would be regarded as a valid and binding selection which will be upheld by the courts of such jurisdiction as a matter of New York law and all other relevant laws (other than the laws of the Cayman Islands);

2.4	copy documents, conformed copies or drafts of documents provided to us are true and complete copies of, or in the final forms of, the originals;

2.5	all signatures, initials and seals are genuine;

2.6	the power, authority and legal right of all parties under all relevant laws and regulations (other than, with respect to the Company, the laws of the Cayman Islands) to enter into, execute, deliver and perform their respective obligations under the Transaction Documents;

2.7	the capacity, power and legal right under all relevant laws (other than the laws of the Cayman Islands) of the attorneys-in-fact named in the Power of Attorney to act as attorneys-in-fact on behalf of the Company;

2.8	there is nothing contained in the minute book or the corporate records of the Company (which we have not inspected) which would or might affect the opinions hereinafter appearing;

E-2-2

2.9	we have assumed that the Charges Register does not omit any charge, mortgage or other security interest or encumbrance over Relevant Shares in the Issuer held by the Company and, in particular that no entry has been made in the register of mortgages and charges of the Company subsequent to the certified copy, as provided to us, having been made; and

2.10	there is nothing under any law (other than the law of the Cayman Islands) which would or might affect the opinions hereinafter appearing. Specifically, we have made no independent investigation of the laws of New York or any other jurisdiction where the Company may conduct its business or be deemed resident.

3	OPINIONS

Based upon, and subject to, the foregoing assumptions and the qualifications set out below, and having regard to such legal considerations as we deem relevant, we are of the opinion that:

3.1	The Company has been duly incorporated as an exempted company with limited liability and is validly existing and in good standing under the laws of the Cayman Islands.

3.2	The Company has full power and authority under its Memorandum and Articles of Association and the laws of the Cayman Islands to enter into, execute, deliver and perform its obligations under the Transaction Documents and the Power of Attorney and to sell, transfer and deliver the Relevant Shares to the Underwriters free and clear of all liens, restrictions on transfers, encumbrances, security interests and claims whatsoever as contemplated by the Transaction Documents.

3.3	The execution and delivery of the Transaction Documents and the Power of Attorney, the performance by the Company of its obligations thereunder and the sale of the Relevant Shares does not conflict with or result in a breach of any of the terms or provisions of the Memorandum and Articles of Association of the Company or any law, public rule or regulation applicable to the Company in the Cayman Islands currently in force and does not conflict with or result in a breach or constitute a default under any existing rule, regulation, order or decree of any governmental authority or agency or official body of the Cayman Islands and will not breach or result in a default under, or result in the acceleration of (or entitle any party to accelerate) the maturity of any obligation of the Company under, or result in or require the creation of any lien upon or security interest in any property of the Company pursuant to the terms of, any agreement or instrument listed in the Director’s Certificate.

3.4	The execution, delivery and performance of the Transaction Documents and the Power of Attorney has been authorised by and on behalf of the Company.

3.5	The Transaction Documents and the Power of Attorney have been duly executed on behalf of the Company and the Power of Attorney and the Transaction Documents constitute the legal, valid and binding obligations of the Company enforceable in accordance with their terms.

E-2-3

3.6	No authorisations, consents, approvals, licences, validations or exemptions are required by law from any governmental authorities or agencies or other official bodies in the Cayman Islands in connection with:

3.6.1	the creation, execution or delivery of the Transaction Documents or the Power of Attorney by the Company;

3.6.2	subject to the payment of the appropriate nominal stamp duty, enforcement of the Transaction Documents or the Power of Attorney against the Company; or

3.6.3	the performance by the Company of its obligations under the Transaction Documents or the Power of Attorney.

3.7	No taxes, fees or charges (other than nominal stamp duty) are payable (either by direct assessment or withholding) to the government or other taxing authority in the Cayman Islands under the laws of the Cayman Islands in respect of:

3.7.1	the execution or delivery of the Transaction Documents or the Power of Attorney;

3.7.2	the enforcement of the Transaction Documents or the Power of Attorney;

3.7.3	payments made under, or pursuant to, the Transaction Documents or the Power of Attorney.

The Cayman Islands currently have no form of income, corporate or capital gains tax and no estate duty, inheritance tax or gift tax. There is no applicable statutory usury or interest limitation law in the Cayman Islands which would restrict the recovery of payments or the performance by the Company of its obligations under the Transaction Documents.

3.8	The courts of the Cayman Islands will observe and give effect to the choice of New York law as the governing law of the Transaction Documents and the Power of Attorney. The submission by the Company to the non-exclusive jurisdiction of the federal and state courts in New York City and the waiver of any objection to venue in the Transaction Documents and the appointment of an agent to accept service of process in such jurisdiction are legal, valid and binding on the Company.

3.9	The Power of Attorney has been duly executed by the Company and constitutes the persons therein named as the duly appointed attorneys of the Company (the “Attorneys-in-Fact”) with the powers and authorities therein specified and, in particular, permitting the Attorneys-in-Fact to bind the Company on the terms set out in such Power of Attorney.

3.10	Although there is no statutory enforcement in the Cayman Islands of judgments obtained in New York, the courts of the Cayman Islands will recognise a foreign judgment as the basis for a claim at common law in the Cayman Islands provided such judgment:

3.10.1	is given by a competent foreign court;

3.10.2	imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given;

3.10.3	is final;

3.10.4	is not in respect of taxes, a fine or a penalty; and

E-2-4

3.10.5	was not obtained in a manner and is not of a kind the enforcement of which is contrary to the public policy of the Cayman Islands.

3.11	It is not necessary to ensure the legality, validity, enforceability or admissibility in evidence of the Transaction Documents or the Power of Attorney that any document be filed, recorded or enrolled with any governmental authority or agency or any official body in the Cayman Islands.

3.12	The Charges Register does not disclose any charge, mortgage or other security interest or encumbrance (“Security Interest”) having been registered in respect of the holding of Relevant Shares by the Company. (However, a failure to register any such Security Interest does not operate to invalidate it.)

3.13	The Company is not entitled to any immunity under the laws of the Cayman Islands, whether characterised as sovereign immunity or otherwise, for any legal proceedings in the Cayman Islands to enforce or collect upon the Transaction Documents or the Power of Attorney.

3.14	Based solely on our investigation of the Register of Writs and Other Originating Process in the Cayman Islands from the date of incorporation of the Company there were no actions or petitions pending against the Company in the courts of the Cayman Islands as at close of business on [ ] November 2005.

4	QUALIFICATIONS

The opinions expressed above are subject to the following qualifications:

4.1	The term “enforceable” as used above means that the obligations assumed by the Company under the Transaction Documents are of a type which the courts of the Cayman Islands will enforce. It does not mean that those obligations will necessarily be enforced in all circumstances in accordance with their terms. In particular:

4.1.1	enforcement may be limited by bankruptcy, insolvency, liquidation, reorganisation, readjustment of debts or moratorium or other laws of general application relating to or affecting the rights of creditors;

4.1.2	enforcement may be limited by general principles of equity. For example, equitable remedies such as specific performance may not be available, inter alia, where damages are considered to be an adequate remedy;

4.1.3	some claims may become barred under the statutes of limitation or may be or become subject to defences of set off, counterclaim, estoppel and similar defences;

4.1.4	where obligations are to be performed in a jurisdiction outside the Cayman Islands, they may not be enforceable in the Cayman Islands to the extent that performance would be illegal under the laws of that jurisdiction;

4.1.5

the Cayman Islands court has jurisdiction to give judgment in the currency of the relevant obligation and statutory rates of interest payable upon judgments will vary according to the currency of the judgment. If a Company becomes insolvent and is made subject to a

E-2-5

liquidation proceeding, the Cayman Islands court will require all debts to be proved in a common currency, which is likely to be the “functional currency” of the Company determined in accordance with applicable accounting principles. Currency indemnity provisions have not been tested, so far as we are aware, in the courts of the Cayman Islands;

4.1.6	obligations to make payments that may be regarded as penalties will not be enforceable;

4.1.7	the courts of the Cayman Islands may decline to exercise jurisdiction in relation to substantive proceedings brought under or in relation to the Transaction Documents in matters where they determine that such proceedings may be tried in a more appropriate forum; and

4.1.8	a company cannot, by agreement or in its articles of association, restrict the exercise of a statutory power and there exists doubt as to enforceability of any provision in the Transaction Documents whereby the Company covenants not to exercise powers specifically given to its shareholders by the Companies Law (2004 Revision) of the Cayman Islands, including, without limitation, the power to increase its authorised share capital, amend its memorandum and articles of association, or present a petition to a Cayman Islands court for an order to wind up a Company.

4.2	Cayman Islands stamp duty of a nominal amount may be payable if the original Transaction Documents or Power of Attorney are brought to or executed in the Cayman Islands. In particular, stamp duty of CI$25 is payable in respect of a Power of Attorney executed in the Cayman Islands.

4.3	To maintain the Company in good standing under the laws of the Cayman Islands, annual filing fees must be paid and returns made to the Registrar of Companies.

4.4	Under the Companies Law (2004 Revision) of the Cayman Islands, the register of members of a Cayman Islands company is by statute regarded as prima facie evidence of any matters which the Companies Law (2004 Revision) directs or authorises to be inserted therein. A third party interest, including a Security Interest in the Relevant Shares, would not appear. An entry in the Issuer’s register of members may be subject to a court order for rectification (for example, in the event of fraud or manifest error).

4.5	The Company is obliged to make an entry in its Register of Mortgages and Charges in respect of all mortgages and charges created by it including in respect of any Relevant Shares held by it in order to comply with Section 54 of the Companies Law (2004 Revision) of the Cayman Islands.

4.6	The obligations of the Company may be subject to restrictions pursuant to United Nations sanctions as implemented under the laws of the Cayman Islands.

4.7	A certificate, determination, calculation or designation of any party to the Transaction Documents as to any matter provided therein might be held by a Cayman Islands court not to be conclusive final and binding if, for example, it could be shown to have an unreasonable or arbitrary basis, or in the event of manifest error.

E-2-6

4.8	In principle a Cayman Islands court will award costs and disbursements in litigation in accordance with the relevant contractual provisions but there remains some uncertainty as to the way in which the rules of the Grand Court will be applied in practice. Whilst it is clear that costs incurred prior to judgment can be recovered in accordance with the contract, it is likely that post-judgment costs (to the extent recoverable at all) will be subject to taxation in accordance with Grand Court Rules Order 62.

4.9	We reserve our opinion as to the extent to which a Cayman Islands court would, in the event of any relevant illegality, sever the offending provisions and enforce the remainder of the transaction of which such provisions form a part, notwithstanding any express provisions in this regard.

4.10	We make no comment with regard to the references to foreign statutes in the Transaction Documents.

We express no view as to the commercial terms of the Transaction Documents or whether such terms represent the intentions of the parties and make no comment with regard to the representations which may be made by the Company.

This opinion may be relied upon by the addressees only. It may not be relied upon by any other person except with our prior written consent.

Yours faithfully,

MAPLES and CALDER

E-2-7

SCHEDULE

1.	Morgan Stanley & Co. International Limited

As representative of the Underwriters listed in Schedule II of the

Underwriting Agreement

c/o Morgan Stanley Dean Witter Asia Limited

27th Floor

Three Exchange Square

Hong Kong

2.	JPMorgan Chase Bank N.A.

4 New York Plaza

New York 10004

United States of America

(the “Depositary”)

E-2-8

EXHIBIT E-3

Our ref MLL/605073/382144/v3

Your ref

To the Addresses named in the First	Direct:	+852 2971 3032
Schedule	Mobile:	+852 9027 8032
	E-mail:	maylin.low@maplesandcalder.com

[    ] November 2005

Dear Sirs

[insert name of BVI selling shareholder] (the “Company”)

We have acted as special counsel as to British Virgin Islands law to the Company in connection with the preparation and issue of this opinion which is given at the request of Vimicro International Corporation (the “Issuer”) pursuant to an underwriting agreement (the “Underwriting Agreement”) to be entered into among the Issuer, certain selling shareholders (including the Company) named therein and the several Underwriters named in Schedule II of the Underwriting Agreement in connection with the sale to the Underwriters by such selling shareholders of certain ordinary shares, par value US$[ ] per share of the Issuer as set out opposite their names in Schedule I to the Underwriting Agreement (the “Relevant Shares”).

1	DOCUMENTS REVIEWED

We have reviewed originals, copies or conformed copies of the following documents in respect of the Company:

1.1	the written resolutions of the Board of Directors of the Company dated [ ] 2005, a copy of which is attached as Annex A;

1.2	the Irrevocable Power of Attorney having the date, and appointing John Zhonghan Deng and Dave Xiaodong Yang, or their appointed substitute or substitutes, and each of them as the attorney-in-fact for certain purposes (the “Power of Attorney” executed on behalf of the Company);

1.3	a certificate of incumbency dated [ ] 2005, issued by [insert name of registered agent], the Company’s registered agent, a copy of which is attached as Annex B (the “Registered Agent’s Certificate”);

E-3-1

1.4	the public records of the Company on file and available for public inspection at the Registry of Corporate Affairs in the British Virgin Islands (the “Registry of Corporate Affairs”) on [ ] 2005 including:

1.4.1	the Company’s Certificate of Incorporation;

1.4.2	the Company’s Memorandum and Articles of Association;

1.4.3	the records of proceedings on file with and available for inspection on [ ] 2005 at the British Virgin Islands High Court Registry (the “High Court Registry”);

1.4.4	a Certificate of Good Standing issued by the Registry of Corporate Affairs dated [ ] 2005 (the “Certificate of Good Standing”); and

1.5	a copy certified by the Offshore Incorporations Limited of the register of mortgages, charges and other encumbrances for the Company as provided to us (the “Register of Mortgages”);

1.6	a certificate from a Director of the Company dated today a copy of which is attached as Annex C (the “Director’s Certificate”);

1.7	the Underwriting Agreement; and

1.8	a custody agreement (the “Custody Agreement”) entered into among the Issuer as custodian and certain selling shareholders, and the executed share transfer form (the “Share Transfer Form”).

The agreements referred to in paragraphs 1.7 and 1.8 are collectively referred to as the “Transaction Documents”.

2	ASSUMPTIONS

The following opinion is given only as to, and based on, circumstances and matters of fact existing and known to us on the date of this opinion. This opinion only relates to the laws of the British Virgin Islands which are in force on the date of this opinion. In giving this opinion we have relied (without further verification) upon the completeness and accuracy of the Registered Agent’s Certificate, the Certificate of Good Standing and the Director’s Certificate. We have also relied upon the following assumptions, which we have not independently verified:

2.1	the Transaction Documents have been or will be authorised and duly executed and delivered by or on behalf of all relevant parties (other than the

E-3-2

Company as a matter of British Virgin Islands law) in accordance with all relevant laws (other than the laws of the British Virgin Islands);

2.2	the Transaction Documents and the Power of Attorney are, or will be, legal, valid, binding and enforceable against all relevant parties in accordance with their terms under New York law and all other relevant laws (other than the laws of the British Virgin Islands);

2.3	the choice of New York law as the governing law of the Transaction Documents and the Power of Attorney has been made in good faith and would be regarded as a valid and binding selection which will be upheld by the courts of such jurisdiction as a matter of New York law and all other relevant laws (other than the laws of the British Virgin Islands);

2.4	copy documents, conformed copies or drafts of documents provided to us are true and complete copies of, or in the final forms of, the originals;

2.5	all signatures, initials and seals are genuine;

2.6	the power, authority and legal right of all parties under all relevant laws and regulations (other than, with respect to the Company, the laws of the British Virgin Islands) to enter into, execute, deliver and perform their respective obligations under the Transaction Documents;

2.7	the capacity, power and legal right under all relevant laws (other than the laws of the British Virgin Islands) of the attorney-in-fact named in the Power of Attorney to act as attorney-in-fact on behalf of the Company;

2.8	there is nothing contained in the minute book or the corporate records of the Company (other than the Register of Mortgages) or the Issuer (which we have not inspected for the purpose of this opinion, even where we hold such minute book or corporate records) which would or might affect the opinions hereinafter appearing. In particular, we have not reviewed the register of members of the Issuer and have assumed that the Company will, at the relevant time be duly registered as the holder of the requisite number of Relevant Shares in the register of members of the Issuer;

2.9	we have assumed that the Register of Mortgages does not omit any charge, mortgage or other security interest or encumbrance over Relevant Shares in the Issuer held by the Company and, in particular that no entry has been made in the register of mortgages and charges of any Company subsequent to the certified copy, as provided to us, having been made; and

E-3-3

2.10	there is nothing under any law (other than the law of the British Virgin Islands) which would or might affect the opinions hereinafter appearing. Specifically, we have made no independent investigation of the laws of New York or any other jurisdiction where any Company may conduct its business or be deemed resident.

3	OPINIONS

Based upon, and subject to, the foregoing assumptions and the qualifications set out below, and having regard to such legal considerations as we deem relevant, we are of the opinion that:

3.1	The Company is a limited liability company duly incorporated under the British Virgin Islands International Business Companies Act, 1984 (as amended), in good standing at the Registry of Corporate Affairs and validly existing under the laws of the British Virgin Islands, and possesses the capacity to sue and be sued in its own name.

3.2	The Company has full power and authority under its Memorandum and Articles of Association and the laws of the British Virgin Islands to enter into, execute, deliver and perform its obligations under the Transaction Documents and the Power of Attorney and to sell, transfer and deliver the Relevant Shares to the Underwriters free and clear of all liens, restrictions on transfers, encumbrances, security interests and claims whatsoever as contemplated by the Transaction Documents.

3.3	The execution and delivery of the Transaction Documents and the Power of Attorney, the performance by the Company of its obligations thereunder and the sales of the Shares do not conflict with or result in a breach of any of the terms or provisions of the Memorandum and Articles of Association of the Company or any law, public rule or regulation applicable to that Company in the British Virgin Islands currently in force and does not conflict with or result in a breach or constitute a default under any existing rule, regulation, order or decree of any governmental authority or agency or official body of the British Virgin Islands and will not breach or result in a default under, or result in the acceleration of (or entitle any party to accelerate) the maturity of any obligation of the Company under, or result in or require the creation of any lien upon or security interest in any property of the Company pursuant to the terms of, any agreement or instrument listed in the Director’s Certificate.

3.4	The execution, delivery and performance of the Transaction Documents and the Power of Attorney has been authorised by and on behalf of the Company.

E-3-4

3.5	The Transaction Documents and the Power of Attorney have been duly executed on behalf of the Company and the Power of Attorney and the Transaction Documents constitute the legal, valid and binding obligations of that Company enforceable in accordance with their terms.

3.6	No authorisations, consents, approvals, licences, validations or exemptions are required by law from any governmental authorities or agencies or other official bodies in the British Virgin Islands in connection with:

3.6.1	the creation, execution or delivery of the Transaction Documents or the Power of Attorney by the Company;

3.6.2	subject to the payment of the appropriate nominal stamp duty, enforcement of the Transaction Documents or the Power of Attorney against the Company; or

3.6.3	the performance by the Company of its obligations under the Transaction Documents or the Power of Attorney.

3.7	No taxes, fees or charges (other than nominal stamp duty) are payable (either by direct assessment or withholding) to the government or other taxing authority in the British Virgin Islands under the laws of the British Virgin Islands in respect of:

3.7.1	the execution or delivery of the Transaction Documents or the Power of Attorney;

3.7.2	the enforcement of the Transaction Documents or the Power of Attorney; and

3.7.3	payments made under, or pursuant to, the Transaction Documents or the Power of Attorney.

The British Virgin Islands currently have no form of income, corporate or capital gains tax and no estate duty, inheritance tax or gift tax. There is no applicable statutory usury or interest limitation law in the British Virgin Islands which would restrict the recovery of payments or the performance by the Company of its obligations under the Transaction Documents.

3.8

The courts of the British Virgin Islands will observe and give effect to the choice of New York law as the governing law of the Transaction Documents and the Power of Attorney. The submission by the Company to the non-exclusive jurisdiction of the federal and state courts in New York City and the waiver of any objection to venue in the Transaction Documents and the

E-3-5

appointment of an agent to accept service of process in such jurisdiction are legal, valid and binding on the Company.

3.9	The Power of Attorney has been duly executed by the Company and constitutes the person therein named as the duly appointed attorney of the Company (the “Attorney-in-Fact”) with the powers and authorities therein specified and, in particular, permitting the Attorney-in-Fact to bind the Company named therein on the terms set out in the Power of Attorney.

3.10	Although there is no statutory enforcement in the British Virgin Islands of judgments obtained in New York, the courts of the British Virgin Islands will recognise a foreign judgment as the basis for a claim at common law in the British Virgin Islands provided such judgment:

3.10.1	is given by a competent foreign court;

3.10.2	imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given;

3.10.3	is final;

3.10.4	is not in respect of taxes, a fine or a penalty; and

3.10.5	was not obtained in a manner and is not of a kind the enforcement of which is contrary to the public policy of the British Virgin Islands.

3.11	It is not necessary to ensure the legality, validity, enforceability or admissibility in evidence of the Transaction Documents or the Power of Attorney that any document be filed, recorded or enrolled with any governmental authority or agency or any official body in the British Virgin Islands.

3.12	[Our search at the Registry of Corporate Affairs did not reveal the existence of a Register of Mortgages, Charges and Other Encumbrances. A Register of Mortgages, Charges and Other Encumbrances may, however, be maintained at the Company’s registered office without a copy necessarily being filed at the Registry of Corporate Affairs. However, we refer you to the registered agent’s certificate (a copy of which is attached as Annex A) that states that the Company [does/does not] maintain a Register of Mortgages Charges and Other Encumbrances at the Company’s Registered Office, a copy of which is attached as Annex D, [showing details of a legal charge].]

E-3-6

3.13	The Company or its assets is not entitled to any immunity under the laws of the British Virgin Islands, whether characterised as sovereign immunity or otherwise, for any legal proceedings in the British Virgin Islands to enforce or collect upon the Transaction Documents or the Power of Attorney.

3.14	Based solely on our inspection of the High Court Registry from the date of incorporation of the Company there were no actions or petitions pending against the Company in the High Court of the British Virgin Islands as at close of business in the British Virgin Islands on [ ] 2005.

4	QUALIFICATIONS

The opinions expressed above are subject to the following qualifications:

4.1	The term “enforceable” as used above means that the obligations assumed by the Company under the Transaction Documents are of a type which the courts of the British Virgin Islands will enforce. It does not mean that those obligations will necessarily be enforced in all circumstances in accordance with their terms. In particular:

4.1.1	enforcement may be limited by bankruptcy, insolvency, liquidation, reorganisation, readjustment of debts or moratorium or other laws of general application relating to or affecting the rights of creditors;

4.1.2	enforcement may be limited by general principles of equity. For example, equitable remedies such as specific performance may not be available, inter alia, where damages are considered to be an adequate remedy;

4.1.3	some claims may become barred under the statutes of limitation or may be or become subject to defences of set off, counterclaim, estoppel and similar defences;

4.1.4	where obligations are to be performed in a jurisdiction outside the British Virgin Islands, they may not be enforceable in the British Virgin Islands to the extent that performance would be illegal under the laws of that jurisdiction;

4.1.5

the British Virgin Islands court has jurisdiction to give judgment in the currency of the relevant obligation and statutory rates of interest payable upon judgments will vary according to the currency of the judgment. If the Company becomes insolvent and is made subject to a liquidation proceeding, the British Virgin Islands court will require all debts to be proved in a common currency, which is likely to be

E-3-7

the “functional currency” of the Company determined in accordance with applicable accounting principles. Currency indemnity provisions have not been tested, so far as we are aware, in the courts of the British Virgin Islands;

4.1.6	obligations to make payments that may be regarded as penalties will not be enforceable;

4.1.7	the courts of the British Virgin Islands may decline to exercise jurisdiction in relation to substantive proceedings brought under or in relation to the Transaction Documents in matters where they determine that such proceedings may be tried in a more appropriate forum; and

4.1.8	a company cannot, by agreement or in its articles of association, restrict the exercise of a statutory power and there exists doubt as to enforceability of any provision in the Transaction Documents whereby the Company covenants not to exercise powers specifically given to its shareholders by the British Virgin Islands International Business Companies Act, 1984 (as amended).

4.2	To maintain the Company in good standing under the laws of the British Virgin Islands, annual filing fees must be paid and returns made to the Registry of Corporate Affairs.

4.3	The obligations of the Company may be subject to restrictions pursuant to United Nations sanctions as implemented under the laws of the British Virgin Islands.

4.4	A certificate, determination, calculation or designation of any party to the Transaction Documents as to any matter provided therein might be held by a British Virgin Islands court not to be conclusive final and binding if, for example, it could be shown to have an unreasonable or arbitrary basis, or in the event of manifest error.

4.5	We reserve our opinion as to the extent to which a British Virgin Islands court would, in the event of any relevant illegality, sever the offending provisions and enforce the remainder of the transaction of which such provisions form a part, notwithstanding any express provisions in this regard.

4.6	We make no comment with regard to the references to foreign statutes in the Transaction Documents.

E-3-8

We express no view as to the commercial terms of the Transaction Documents or whether such terms represent the intentions of the parties and make no comment with regard to the representations which may be made by any Company.

This opinion may be relied upon by the addressees only. It may not be relied upon by any other person except with our prior written consent.

Yours faithfully

MAPLES and CALDER

E-3-9

FIRST SCHEDULE

1.	Morgan Stanley & Co. International Limited

As representative of the Underwriters listed in Schedule II of the

Underwriting Agreement

c/o Morgan Stanley Dean Witter Asia Limited

27th Floor

Three Exchange Square

Hong Kong

2.	JPMorgan Chase Bank N.A.

4 New York Plaza

New York 10004

United States of America

(the “Depositary”)

E-3-10

EXHIBIT E-4

[    ] November 2005

Morgan Stanley Dean Witter Asia Limited

Morgan Stanley & Co. International Limited

As Representative of the Several Underwriters,

in Schedule II of the Underwriting Agreement (as defined below)

c/o Morgan Stanley Dean Witter Asia Limited

27th Floor

Three Exchange Square

Hong Kong

JP Morgan Chase Bank, N.A.

4 New York Plaza

New York, NY 10004

United States of America

Dear Sirs

Capital Group Resources Limited (the “Company”)

1.	We are lawyers qualified to practise in the British Virgin Islands and have been asked to advise in connection with the following:

(a)	a power of attorney (the “Power of Attorney”) dated [ ] 2005, executed by the Company in favour of John Zhonghan Deng and Dave Xiadong Yang in relation to the sale by the Company of the shares (the “Shares”) that it owns in the form of American Depository Shares (“ADSs”) in Vimicro International Corporation, a Cayman Islands corporation (“VIC”);

(b)	a letter of transmittal and custody agreement (the “Custody Agreement”) dated [ ] 2005, between the Company and VIC relating to the sale of the ADSs;

(c)	an underwriting agreement (the “Underwriting Agreement”) dated [ ] 2005, among the Company, the other Selling Shareholders (as defined therein), VIC and the several

E-4-1

Underwriters named in Schedule II therein relating to the sale of the Shares; and

(d)	a certificate of selling shareholder dated [ ] 2005 executed by the Company and given in connection with the Underwriting Agreement together the “Agreements”.

2.	For the purpose of this opinion, we have examined the following:

(a)	electronic copies of the final form Agreements; and

(b)	(i)	the Memorandum and Articles of Association and Certificate of Incorporation of the Company on file at the British Virgin Islands Registry of Corporate Affairs on [ ] 2005;

	(ii)	a copy of the written resolutions of the sole director of the Company dated [ ] 2005 approving the Company’s entry into, and authorising the execution, and delivery, where applicable, of the Agreements by the Company (the “Directors’ Resolutions”);

	(iii)	an electronic copy of a registered agent’s certificate (including a certified copy of the share register and a copy of the Company’s register of mortgages, charges and other encumbrances) dated 26 October 2005 identifying the sole director and sole shareholder of the Company, issued by Offshore Incorporations Limited, the Company’s registered agent (the “Registered Agent’s Certificate”);

	(iv)	the public records of the Company on file and available for inspection at the Registry of Corporate Affairs, Road Town, Tortola, British Virgin Islands on [ ] November 2005;

	(v)	the records of proceedings on file with, and available for inspection on [ ] November 2005 at the High Court of Justice, British Virgin Islands;

	(vi)	a copy of the written resolutions of the sole shareholder of the Company dated [ ] November 2005 approving the Company’s entry into, execution, and delivery where applicable, of the Agreements by the Company (the “Shareholders’ Resolutions”); and

E-4-2

(vii)	a Certificate of Good Standing issued by the Registry of Corporate Affairs dated [ ], 2005 (the “Certificate of Good Standing”).

3.	For the purposes of this opinion we have assumed without further enquiry:

(a)	the authenticity of all documents submitted to us as originals, the conformity with the originals thereof of all documents submitted to us as copies or drafts and the authenticity of such originals;

(b)	the genuineness of all signatures and seals;

(c)	the accuracy and completeness of all corporate minutes, resolutions and records which we have seen;

(d)	the accuracy of any and all representations of fact expressed in or implied by the documents we have examined;

(e)	that the information disclosed in our searches at the British Virgin Islands High Court Registry and of the Registry of Corporate Affairs and our oral enquires at the British Virgin Islands High Court Registry was then accurate and has not since been altered and that such searches did not fail to disclose any information which had been delivered for registration but did not appear from the information available at the time of our searches and that such oral enquiry did not fail to elicit any material information;

(f)	that the Agreements constitute valid, legally binding and enforceable obligations of the Company under the laws of the State of New York by which law they are expressed to be governed;

(g)	that all transfer mechanics required under the laws of the Cayman Islands and the constitution of VIC will be adhered to by the Company in transferring the ADSs under the Underwriting Agreement;

(h)	that all the obligations under the Agreements of each party to them other than the Company are legal, valid, binding and enforceable in accordance with their terms on that party; and

E-4-3

(i)	that the information appearing in the Registered Agent’s Certificate was correct on the date(s) on which the Directors’ Resolutions and Shareholder’s Resolutions were executed, and that the Directors’ Resolutions and Shareholder’s Resolutions remain in full force and effect.

4.	Based on the foregoing, and subject to the qualifications expressed below, our opinion is as follows:

(a)	The Company is a company duly incorporated with limited liability under the International Business Companies Act and validly existing in good standing under the laws of the British Virgin Islands. The Company is a separate legal entity and is subject to suit in its own name.

(b)	The Company has full capacity to enter into and perform its obligations under the Agreements and the Company has taken all necessary action to authorise its entry into the Agreements and the exercise of its rights and the performance of its obligations under the Agreements.

(c)	The Agreements have been duly authorised, executed and delivered for and on behalf of the Company pursuant to the Directors’ Resolutions.

(d)	The Agreements will be treated by the courts of the British Virgin Islands as the legally binding, valid and enforceable obligations of the Company.

(e)	No consents or authorisations of any government or official authorities of or in the British Virgin Islands are necessary for the entry into and performance by the Company of, and the exercise of its rights, pursuant to the Agreements.

(f)

The Sale of the ADSsto be sold by the Company pursuant to the Agreements, the deposit of the Shares by the Company with the Depositary (as defined in the Underwriting Agreement) against issuance of the ADRs (as defined in the Underwriting Agreement) evidencing the ADSs to be delivered by the Company and the execution and delivery by the Company of, and the performance by the Company of its obligations under, the Underwriting Agreement, the Power of Attorney and the Custody Agreement and the consummation of the transactions contemplated thereby do not

E-4-4

and will not conflict with or result in a breach or violation of any terms or provisions of:

(i)	any law of the British Virgin Islands; or

(ii)	the Memorandum and Articles of Association of the Company.

(g)	The execution, delivery and performance of the Underwriting Agreement and the Power of Attorney and Custody Agreement and the sale and delivery of the Shares and the consummation of the transactions contemplated in the Underwriting Agreement and compliance by the Company with its obligations under the Underwriting Agreement have been duly authorised by all necessary action on the part of the Company and to the best of our knowledge do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default under or result in the creation or imposition of any tax, lien, charge or encumbrance upon the Shares or any property or assets of the Company pursuant to, any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, licence, lease or other instrument or agreement to which the Company is a party or by which it may be bound, or to which any of the property or assets of the Company may be subject nor will such action result in any violation of the provisions of the Memorandum and Articles of Association of the Company, if applicable, or any law, administrative regulation, judgement or order or any governmental agency or body or any administrative or court decree having jurisdiction over the Company or any of its properties.

(h)	To the best of our knowledge, the Company has valid and marketable title to the Shares to be sold by the Company pursuant to the Underwriting Agreement, free and clear of all security interests, claims, liens, equities or other encumbrances, and has full right, power and authority to sell, transfer and deliver such Shares pursuant to the Underwriting Agreement.

(i)	No stamp duties or similar documentary taxes imposed by or in the British Virgin Islands are payable in respect of the Agreements.

(j)	The Company will not be required by any laws of the British Virgin Islands to make any deduction or withholding from any payment it may make under the Agreements.

E-4-5

(k)	There are no government controls or exchange controls in relation to the observance by the Company of its obligations under the Agreements.

(l)	Any final and conclusive monetary judgment for a definite sum obtained against the Company in the Courts of the State of New York in respect of the Agreements would be treated by the courts of the British Virgin Islands as a cause of action in itself so that no retrial of the issues would be necessary provided that:

(i)	the Courts of the State of New York had jurisdiction in the matter and the Company either submitted to such jurisdiction or was resident or carrying on business within such jurisdiction and was duly served with process;

(ii)	the judgment given by the Courts of the State of New York was not in respect of penalties, taxes, fines or similar fiscal or revenue obligations of the Company;

(iii)	in obtaining judgment there was no fraud on the part of the person in whose favour judgment was given or on the part of the Courts of the State of New York;

(iv)	recognition or enforcement of the judgment in the British Virgin Islands would not be contrary to public policy; and

(v)	the proceedings pursuant to which judgment was obtained were not contrary to natural justice.

(m)	The Company is not entitled to immunity from suit or enforcement of a judgment on the ground of sovereignty or otherwise in the courts of the British Virgin Islands in respect of proceedings against it in relation to the Agreements, and the execution of the Agreements and performance of its obligations under the Agreements by the Company, constitute private and commercial acts.

(n)

Under the laws of the British Virgin Islands, you will not be deemed to be resident, domiciled or carrying on any commercial activity in the British Virgin Islands or subject to any tax in the British Virgin Islands by reason only of the execution and

E-4-6

performance of the Agreements nor is it necessary for the execution, performance and enforcement of the Agreements that you be authorised or qualified to carry on business in the British Virgin Islands.

(o)	The choice of the laws of the State of New York as the proper law of the Agreements would be upheld as a valid choice of law by the courts of the British Virgin Islands and applied by such courts in proceedings in relation to the Agreements as the proper law thereof and the submission by the Company to the jurisdiction of the courts of the State of New York is valid.

(p)	It is not necessary in order to ensure the legality, validity, enforceability or admissibility in evidence in proceedings of the obligations of the Company or your rights under the Agreements that it or any other document be notarised, filed, registered or recorded in the British Virgin Islands.

(q)	The obligations of the Company under the Agreements constitute direct obligations that rank at least pari passu with all its other unsecured obligations.

(r)	No court proceedings pending against the Company are indicated by our searches of the British Virgin Islands High Court Registry referred to at paragraph 2(b)(v).

(s)	On the basis of our searches of the British Virgin Islands Registry of Corporate Affairs and the British Virgin Islands High Court Registry referred to at paragraphs 2(b)(iv) and 2(b)(v) respectively, no currently valid order or resolution for winding up of the Company and no current notice of appointment of a receiver over the Company or any of its assets appears on the records maintained in respect of the Company at the Registry of Corporate Affairs, but it should be noted that failure to file notice of appointment of a receiver does not invalidate the receivership but merely gives rise to penalties on the part of the receiver.

5.	This opinion is confined to and given on the basis of the laws of the British Virgin Islands as they are in force at the date of this opinion. We have made no investigation of, and express no opinion on, the laws of any other jurisdiction.

E-4-7

6.	The opinions set out above are subject to the following qualifications:

(a)	Rights and obligations may be limited by bankruptcy, insolvency, liquidation, arrangement and other similar laws of the British Virgin Islands of general application affecting the rights of creditors.

(b)	Claims under the Agreements may become barred under the laws relating to limitation of actions in the British Virgin Islands or may be or become subject to defences of set-off or counterclaim.

(c)	Equitable remedies such as injunctions and orders for specific performance are discretionary and will not normally be available where damages are considered an adequate remedy, that is, where the court is of the opinion that, it is just, in all the circumstances, that a plaintiff should be confined to his remedy in damages.

(d)	Where obligations are to be performed in a jurisdiction outside the British Virgin Islands they may not be enforceable under the laws of the British Virgin Islands to the extent that such performance would be contrary to public policy under the laws of that jurisdiction.

(e)	The courts in the British Virgin Islands will determine in their discretion whether or not an illegal or unenforceable provision may be severed.

(f)	The courts of the British Virgin Islands may refuse to give effect to a provision in respect of the cost of unsuccessful litigation brought before those courts or where the courts themselves have made an order for costs.

(g)	The term “enforceable” means that a document is of a type and form enforced by the British Virgin Islands courts. It does not mean that each obligation will be enforced in accordance with its terms. Certain rights and obligations may be qualified by inconclusiveness of certificates, doctrines of good faith and fair conduct, the availability of equitable remedies and other matters, but in our view, this qualification would not defeat your legitimate expectations in any material respect.

(h)

Wherever we have qualified our opinion by the phrase “to the best of our knowledge” or similar language, it is intended to indicate that during the course of our reviewing the documents specifically listed herein and our searches conducted at the Registry of

E-4-8

Corporate Affairs and the High Court Registry, no information has come to our attention which has given us actual knowledge of the facts or circumstances referred to. However we have not undertaken any special or independent investigation to determining the existence or absence of such facts or circumstances and no inference as to our knowledge in that regard to that fact that we have acted on behalf of the Company in other transactions may be drawn.

7.	This opinion is rendered for your benefit and the benefit of your legal counsel in connection with the transactions contemplated by the Agreements only. It may not be disclosed to or relied on by any other party or for any other purpose.

Yours faithfully

HARNEY WESTWOOD & RIEGELS

E-4-9

EXHIBIT E-5

1.1	The Trust is duly incorporated, in good standing and validly existing under the laws of California, and possesses the capacity to sue and be sued in its own name.

1.2	The Trust has full power and authority under its Memorandum and Articles of Association and the laws of California to enter into, execute, deliver and perform its obligations under the Underwriting Agreement, the Custody Agreement (the “Transaction Documents”) and the Power of Attorney and to sell, transfer and deliver the relevant Shares to the Underwriters free and clear of all liens, restrictions on transfers, encumbrances, security interests and claims whatsoever as contemplated by the Transaction Documents. The Trust owns the • Shares of the Trust to be sold to the Underwriters pursuant to the Underwriting Agreement, free and clear of all liens, restrictions on transfers, encumbrances, security interests and claims whatsoever.

1.3	The execution and delivery of the Transaction Documents and the Power of Attorney, the performance by the Trust of its obligations thereunder and the sales of the Shares do not conflict with or result in a breach of any of the terms or provisions of the Memorandum and Articles of Association of the Trust or any law, public rule or regulation applicable to that Trust in California currently in force and does not conflict with or result in a breach or constitute a default under any existing rule, regulation, order or decree of any governmental authority or agency or official body of California and will not breach or result in a default under, or result in the acceleration of (or entitle any party to accelerate) the maturity of any obligation of the Trust under, or result in or require the creation of any lien upon or security interest in any property of the Trust pursuant to the terms of, any agreement or instrument to which the Trust is a party.

1.4	The execution, delivery and performance of the Transaction Documents and the Power of Attorney has been authorised by and on behalf of the Trust.

1.5	The Transaction Documents and the Power of Attorney have been duly executed on behalf of the Trust and the Power of Attorney and the Transaction Documents constitute the legal, valid and binding obligations of that Trust enforceable in accordance with their terms.

E-5-1

1.6	No authorisations, consents, approvals, licences, validations or exemptions are required by law from any governmental authorities or agencies or other official bodies in California in connection with:

1.6.1	the creation, execution or delivery of the Transaction Documents or the Power of Attorney by the Trust;

1.6.2	enforcement of the Transaction Documents or the Power of Attorney against the Trust; or

1.6.3	the performance by the Trust of its obligations under the Transaction Documents or the Power of Attorney.

1.7	No taxes, fees or charges are payable (either by direct assessment or withholding) to the government or other taxing authority in California under the laws of California in respect of:

1.7.1	the execution or delivery of the Transaction Documents or the Power of Attorney;

1.7.2	the enforcement of the Transaction Documents or the Power of Attorney; and

1.7.3	payments made under, or pursuant to, the Transaction Documents or the Power of Attorney.

1.8	The courts of California will observe and give effect to the choice of New York law as the governing law of the Transaction Documents and the Power of Attorney. The submission by the Trust to the non-exclusive jurisdiction of the federal and state courts in New York City and the waiver of any objection to venue in the Transaction Documents and the appointment of an agent to accept service of process in such jurisdiction are legal, valid and binding on the Trust.

1.9	The Power of Attorney has been duly executed by the Trust and constitutes the person therein named as the duly appointed attorney of the Trust (the “Attorney-in-Fact”) with the powers and authorities therein specified and, in particular, permitting the Attorney-in-Fact to bind the Trust named therein on the terms set out in the Power of Attorney.

1.10	The courts of California will recognise a foreign judgment as the basis for a claim in California.

E-5-2

1.11	It is not necessary to ensure the legality, validity, enforceability or admissibility in evidence of the Transaction Documents or the Power of Attorney that any document be filed, recorded or enrolled with any governmental authority or agency or any official body in California.

1.12	The Trust or its assets is not entitled to any immunity under the laws of California, whether characterised as sovereign immunity or otherwise, for any legal proceedings in California to enforce or collect upon the Transaction Documents or the Power of Attorney.

1.13	There are no actions or petitions pending against the Trust.

E-5-3

EXHIBIT E-6

[Letterhead of Arculli Fong & Ng]

Our Ref: 213936/ST/JC

[•] November 2005

Morgan Stanley Dean Witter Asia Limited

Morgan Stanley & Co. International Limited

as Representative of the several underwriters

named in the Underwriting Agreement (as defined below)

c/o Morgan Stanley Dean Witter Asia Limited

27th Floor

Three Exchange Square

Hong Kong

JP Morgan Chase Bank, N.A.

4 New York Plaza

New York, NY 10004

United States of America

Dear Sirs,

Proposed sale of shares of Vimicro International Corporation (“Vimicro”) by the Selling Shareholders (as defined below)

This legal opinion is rendered at the request of, and concerning, the persons named in the schedule (the “Selling Shareholders”) (where such Selling Shareholder is a company, also known as the “Company” or together the “Companies”) in connection with an underwriting agreement (the “Underwriting Agreement”) dated [•] 2005 among you, the Selling Shareholders and Vimicro, a letter of transmittal and custody agreement dated [11 November] 2005 between each of the Selling Shareholders and Vimicro (each being the “Custody Agreement”) and a power of attorney by each of the Selling Shareholders dated [11 November] 2005 (each being the “Power of Attorney”) in relation to the sale of certain American Depositary Shares, each representing

E-6-1

four ordinary shares of Vimicro with a par value of US$0.0001 per share pursuant to, inter alia, a prospectus (the “Prospectus”) [to be dated on or around [•] 2005] issued by Vimicro and to be filed with the United States Securities and Exchange Commission.

This opinion is given pursuant to Section 6(h)(v) of the Underwriting Agreement.

In this opinion, “Hong Kong” shall mean the Hong Kong Special Administrative Region of the People’s Republic of China.

We are qualified solicitors practising Hong Kong law and this opinion concerns only Hong Kong law as currently applied by the Hong Kong courts and will itself be governed by Hong Kong law.

1.	DOCUMENTS

We have examined and relied on the following documents which are the sole basis for this opinion:-

1.1	Underwriting Agreement: a copy of the Underwriting Agreement which has been signed for and on behalf of the Selling Shareholders;

1.2	Custody Agreement: copies of the Custody Agreement signed by or for and on behalf of each Selling Shareholder;

1.3	Power of Attorney: copies of the Power of Attorney executed by each Selling Shareholder;

1.4	Constitutional document(s): originals of (1) the certificate of incorporation, (2) the memorandum and articles of association and (3) the business registration certificate of each of the Companies;

1.5	Board approval: a copy of the resolutions of the directors of each of the Companies passed on [•] 2005 approving the Documents, in each case certified by a director of the relevant Company as a true and complete copy;

1.6	Shareholders’ approval: a copy of the resolutions of all shareholders of each of the Companies passed on [•] 2005 approving the Documents, in each case certified by a director of the relevant Company as a true and complete copy;

1.7	Identification documents: original Hong Kong identity card and passport (if any) of each of the Selling Shareholders who are natural persons.

E-6-2

2.	INTERPRETATION

In this opinion, (1) “Documents” means the documents referred to in paragraphs 1.1, 1.2 and 1.3 above and “Document” shall be construed accordingly, (2) a resolution is passed when the necessary procedure and steps for passing such resolution are completed and taken, (3) the title of any paragraph shall not affect the meaning of that or any other paragraph and (4) each reference to a person is deemed to include a reference to a company, partnership, unincorporated body and any other entity and vice versa.

3.	ASSUMPTIONS

In giving this opinion, we have assumed that:-

3.1	Authenticity of original document: all original documents and all signatures, seals and markings on any original document seen by us are authentic and genuine;

3.2	Conformity of copies: each copy document seen by us conforms to its original and where such copies bear any signatures, seals and markings, all such signatures, seals and markings made or affixed on their originals are authentic;

3.3	Amendments etc: none of the Documents has been amended, supplemented, novated, terminated or breached since its execution;

3.4	Natural persons: each relevant natural person had, or will have, when relevant full legal capacity;

3.5	Facts and documents: (1) all material facts and documents relevant to this opinion have been disclosed to us; (2) all facts or information which are stated in or can be inferred from any Document or which are stated in any official public record or other document supplied by a public official or revealed by the searches we have carried out (as referred to below) are correct and accurate in all respects and have not since the time of those searches been altered and (3) all the documents required to be filed by the Companies have been filed and all such filings are complete and accurate;

3.6	Corporate documents: the memorandum and articles of association of each of the Companies which we have examined are those in force, the resolutions of the board of directors and shareholders of the Company as contained in the minutes of meetings examined by us were duly passed at meetings duly convened and held; and

E-6-3

3.7	Foreign laws: any agreement or document referred to in this opinion which is subject to the law of a jurisdiction other than Hong Kong is legally valid and binding under that law.

Except for the searches referred to in paragraph 4 below, we have not taken any steps to verify any of the above assumptions.

4.	SEARCHES

For the purpose of this opinion, we have carried out the following searches:-

4.1	Companies Registry search: an on-line search conducted by us relating to each of the Companies at the Hong Kong Companies Registry on 4 November 2005 (with an update on [•] 2005) revealed with respect to each such Company that (1) no notice of any winding-up order or resolution or appointment of a receiver or a liquidator had been filed at the Companies Registry and (2) no charge had been registered against each such Company at the Companies Registry;

4.2	Official Receiver’s Office search: a search conducted by us relating to each of the Selling Shareholders at the Hong Kong Official Receiver’s Office on 7 November 2005 (with an update on [•] 2005) revealed with respect to each such Selling Shareholder that no petition for winding-up or bankruptcy (as the case may be) had been filed against it/him with such office since 1 January 1984 and which was outstanding and that each Selling Shareholder (being a natural person) was not the subject of any approved individual voluntary arrangement;

4.3	Litigation search: a search by Black & White Investigation, a search agent engaged by us to conduct litigation search, on [•] 2005 revealed with respect to each of the Selling Shareholders that no petition for its winding-up had been filed against it/him within the period of 10 years ending on [•] 2005;

4.4	Court search: [a search by us of the cause book at the High Court of Hong Kong on [•] 2005 revealed with respect to each of the Selling Shareholders that no petition for its winding up/his bankruptcy had been filed within the period of one week ending on [•] 2005;]

4.5	Business registration search: a search conducted by us with respect to each of the Companies at the Inland Revenue Department of Hong Kong on 7 November 2005 revealed that none of the Companies has ceased to carry on its business.

E-6-4

We have not made any other searches or enquiries and you should be aware that the public records mentioned in paragraphs 4.1, 4.2, 4.3, 4.4 and 4.5 above may not when searched have been complete or up-to-date and, because filings or updating do not need to be made immediately but only within specified periods, the searches made by us are unable to reveal an event which has happened but for which the relevant filing or updating has not yet been made. Where searches are conducted by independent agents, we have assumed that the search report supplied by such agents are correct and accurate.

5.	OPINION

Relying on the assumptions above and subject to the qualifications in paragraph 6 below, we are of the opinion that:-

5.1	Corporate status: each of the Companies is a company duly incorporated and validly existing as a separate legal entity under Hong Kong law;

5.2	Capacity: each of the Selling Shareholders has the necessary power or corporate power to execute, perform and observe each Document to which it/he is a party and no such execution, performance or observance is contrary to any provision of (in the case of each of the Companies) its memorandum and articles of association;

5.3	Corporate approvals: each of the Companies has taken all necessary board, shareholder and other corporate action to authorize the execution, delivery, performance and observance of each Document to which it is a party;

5.4	Execution: each of the Selling Shareholders has duly executed each of the Documents to which it is a party and each such Document constitutes legally valid and binding obligations of each such Selling Shareholder and is enforceable in accordance with its terms;

5.5	No breach of laws: the execution, delivery, observance and performance of each of the Documents by each of the Selling Shareholders does not (i) violate any law, rule or regulation of Hong Kong; (ii) does not require by or on behalf of such Selling Shareholder any consent, approval or authorization to be obtained from, or filing, registration or declaration to be made with, any governmental authority or regulatory body of Hong Kong which has not been duly obtained or made and (iii) in the case of the Companies, does not conflict with or result in a breach of its memorandum and articles of association;

5.6	Choice of law: the choice by each of the Selling Shareholders of the laws of the State of New York to govern each of the Documents will be upheld

E-6-5

in the Hong Kong courts as a valid choice of law by such Selling Shareholder so long as the choice of such law for such purpose was freely made in good faith by such Selling Shareholder and not for the purpose of avoiding the mandatory laws of another jurisdiction and that there are no reasons for avoiding such designation on the grounds of public policy in Hong Kong as the governing law of the Documents;

5.7	Submission: the irrevocable submission by each of the Selling Shareholders to the non-exclusive jurisdiction of the New York courts, the waiver by each of the Selling Shareholders of any objection to the venue of a proceeding in a New York court and the waiver and agreement not to plead an inconvenient forum will be recognized under Hong Kong law provided that such submission or waiver is valid under the law of the State of New York. If proceedings are brought before Hong Kong courts notwithstanding such submission, the courts of Hong Kong have a discretion not to grant a stay of proceedings in Hong Kong, but would normally grant a stay if it can be shown that the federal or State courts in the State of New York are clearly and distinctly more appropriate than the Hong Kong courts;

5.8	No taxes: no taxes or duties are payable (either by direct assessment or withholding) to the government or other taxing authority in respect of (1) the execution and delivery of the Documents, (2) the enforcement of the Documents, and (3) payments made under, or pursuant to the Documents provided that the sale of the ordinary shares of Vimicro does not occur within Hong Kong and no profit is derived in Hong Kong in connection with the Documents;

5.9	Enforcement of judgment: Hong Kong courts will recognize a foreign judgment as a basis for a claim in Hong Kong;

5.10	No filing: it is not necessary to insure the legality, validity, enforceability or admissibility in evidence of the Documents that any Document be filed, recorded or enrolled with any governmental authority or agency or any official body in Hong Kong provided that the sale of the ordinary shares of Vimicro does not occur within Hong Kong;

5.11	No immunity: none of the Selling Shareholders are entitled to any immunity under the laws of Hong Kong, whether characterised as sovereign immunity or otherwise.

E-6-6

6.	QUALIFICATIONS

Our opinion is rendered subject to the following qualifications:-

6.1	We express no opinion other than the effect of Hong Kong law on the Documents as in force at the date hereof. We are not qualified to, and we do not express an opinion on the laws of any other jurisdiction. In particular, we have not independently investigated the laws of the State of New York or elsewhere for the purpose of this opinion or in connection with the Documents or the transactions contemplated by the same and have assumed that no foreign law affects the conclusions stated above.

6.2	The express “valid and binding” in paragraph 5.4 above means that the obligations expressed to be assumed are of a type which the Hong Kong courts will treat as valid and binding. The term does not address the extent to which a judgment obtained in a court outside Hong Kong will be enforceable in Hong Kong, nor does it mean that each obligation will be enforced in accordance with its terms, as to which reference is made to the other reservations expressed in this opinion. Certain rights and obligations may be qualified by the nature of the remedies available in the Hong Kong courts, the acceptance by such courts of jurisdiction, the power of such courts to stay proceedings, the provisions of the Limitation Ordinance (Cap.147 of the Laws of Hong Kong), doctrines of good faith and fair conduct and laws based on those doctrines and other principles of law and equity of general application.

6.3	Enforcement of the Documents against each of the parties thereto may be limited by the effect of laws governing bankruptcy, insolvency, liquidation and reorganization, or by other laws of general application in Hong Kong relating to, or affecting the rights of creditors.

6.4	Where any obligations are to be performed or observed in a jurisdiction outside Hong Kong, they may not be enforceable under Hong Kong law if and to the extent that such performance or observance would be unlawful, unenforceable or contrary to public policy under the laws of such jurisdiction.

6.5	To enforce in Hong Kong a money judgment of the New York courts rendered in an action brought in such courts, it will be necessary to commence a separate action in the Hong Kong courts. However, there will not be a re-trial of the original cause of action.

6.6	This opinion is given on the basis that there has been no change in any of the facts assumed by us (as stated herein) for the purposes of giving this opinion. It is also given on the basis that we have no obligation to notify any addressee of this opinion of any change in Hong Kong law or its application after the date of this opinion.

E-6-7

7.	MISCELLANEOUS

7.1	Reliance/disclosure: this opinion is addressed only to you as the representative of the underwriters named in the Underwriting Agreement and is solely for the benefit of such underwriters in connection with the transactions mentioned in the first paragraph of this opinion. This opinion may not be relied upon by any other person (except Latham & Watkins LLP in preparing their legal opinion pursuant to Section 6 of the Underwriting Agreement) or used for any other purpose and neither its contents nor its existence may be disclosed without our prior written consent, save that its delivery may be referred to in the Underwriting Agreement and that its contents may be disclosed to Latham & Watkins LLP and your counsel in connection with the transactions mentioned in the first paragraph of this opinion.

7.2	Scope: the opinion is strictly limited to the matters stated in it and does not extend or apply by implication to other matters.

Yours faithfully,

Arculli Fong & Ng

E-6-8

SCHEDULE

Selling Shareholders

Name	Company Number/ Identification Document Number
1. Great Venture International Limited	883527

2. Henry New Enterprise Co., Limited	697675

3. Mr. Chan Tak Hing, David	Hong Kong Identity Card A911107(A)

4. Mr. Tsoi Chun Lok	Hong Kong Identity Card P410471(8)

E-6-9

EXHIBIT E-7

[    ] November 2005

Morgan Stanley Dean Witter Asia Limited

Morgan Stanley & Co. International Limited

(as Representative of the several underwriters named in the schedule II of the Underwriting Agreement)

c/o Morgan Stanley Dean Witter Asia Limited

27th Floor

Three Exchange Square

Hong Kong

JP Morgan Chase Bank, N.A.

4 New York Plaza

New York, NY 1004

Ladies and Gentlemen:

Re:	Power Pacific (Mauritius) Limited

1.	I have acted as Mauritius counsel to Power Pacific (Mauritius) Limited (the “Company”) in connection with the Underwriting Agreement dated as of [ ] (the “Underwriting Agreement”) between the Company, Vimicro International Corporation (“Vimicro”), Morgan Stanley Dean & Witter Asia Limited, Morgan Stanley & Co. International Limited, Merrill Lynch, Pierce Fenner & Smith Incorporated, Needham & Company LLC and Piper Jaffray & Co. Terms used herein and defined in the Underwriting Agreement shall have the same meanings ascribed to them therein.

2.	I have examined originals or copies of the following documents:

(a)	the Underwriting Agreement;

(b)	the Letter of Transmittal and Custody Agreement dated as of [ ] (the “Custody Agreement “) between Vimicro and the Company;

(c)	the Power of Attorney dated as of [ ] (the “Power or Attorney”) by the Company appointing John Zhonghan Deng and Dave Xiaodong Yang as its attorneys-in-fact;

E-7-1

(d)	the memorandum and articles of association of the Company dated 11 July 2000 (the “Constitution”), the certificate of incorporation of the Company dated 14 July 2000 and the Category 1 Global Business Licence of the Company dated 10 November 2004;

(e)	the resolutions of the board of directors of the Company (the “Board Resolutions”) dated 8 November 2005;

(f)	the resolutions of the shareholders of the Company (the “Shareholders Resolutions”) dated [ ];

(g)	a certificate of current standing for the Company (the “Certificate of Current Standing”) dated 4 November 2005; and

(h)	such other documents and records as we have deemed necessary in order for me to render this opinion.

Documents 2(a) to 2(c) inclusive above are collectively referred to herein as the “Transaction Documents”.

3.	I have assumed:

(a)	that all the parties to the Transaction Documents other than the Company are duly incorporated and validly existing under the laws of their respective jurisdiction of incorporation in the case of corporations and have all requisite capacity, and corporate or other power to enter into, deliver and perform their obligations and exercise their rights under each of the Transaction Documents to which they are a party and that each Transaction Document is a legally binding, valid and enforceable obligation of each party to it (other than the Company);

(b)	the genuineness of all signatures on all documents and the conformity to original documents of all copy documents examined by me;

(c)	that any Transaction Document which is not governed by the laws of Mauritius constitutes a legally binding, valid and enforceable obligation of the parties thereto under the law which is its expressed governing law;

(d)	that there are no provisions of the laws of any jurisdiction outside Mauritius which would have any implication for the opinions we express and that, insofar as the laws of any jurisdiction outside

E-7-2

Mauritius may be relevant, such laws have been or will be complied with;

(e)	that at the time the Company executed the Transaction Documents to which they are a party, the Company was able to pay its debts as they fell due and did not enter into the Transaction Documents with an intention to defraud or hinder its creditors or by way of undue or fraudulent preference;

(f)	that the Constitution submitted to me for examination is true, complete and up-to-date and that there has been no amendment to the Constitution provided to me;

(g)	that copies of the Board Resolutions submitted to me for examination are true, complete and up-to-date copies and that the Board Resolutions have not been rescinded or modified and remain in full force and effect, and that no other resolution or other action has been taken which may affect the validity of the Board Resolutions;

(h)	that copies of the Shareholders Resolutions submitted to me for examination are true, complete and up-to-date copies and that the Shareholders Resolutions have not been rescinded or modified and remain in full force and effect, and that no other resolution or other action has been taken which may affect the validity of the Shareholders Resolutions;

(i)	that the records of the Company are accurate and that there has been no change in the books and record of the Company and the Conservator of Mortgages since I inspected the same; and

(j)	that the Certificate of Current Standing is accurate and up to date.

4.	Based upon and subject to the foregoing and subject to the qualifications set out below, I am of the opinion that:

(a)	The Underwriting Agreement has been duly authorized, executed and delivered by or on behalf of the Company and to the extent that the Underwriting Agreement is valid, binding and enforceable under the laws of the State of New York which is its governing law, it will be so treated by a court in Mauritius.

E-7-3

(b)	The Custody Agreement and the Power of Attorney have been duly authorized, executed and delivered by the Company and are valid and legally binding agreements of the Company.

(c)	The sale of the ADSs sold by the Company, the deposit of the Shares by such the Company with the Depositary against issuance of the ADRs evidencing the ADSs to be delivered by the Company and the execution and delivery by the Company of, and the performance by the Company of its obligations under, the Underwriting Agreement, the Power of Attorney and the Custody Agreement and the consummation of the transaction contemplated thereby will not (A) result in any violation of the provisions of the Constitution, or business license of the Company; or (B) result in any violation of any laws of the Mauritius which is applicable to the Company.

(d)	The execution, delivery and performance of the Underwriting Agreement, the Custody Agreement and the Power of Attorney by the Company and consummation of the transactions contemplated thereby will not require any consent, approval, authorization or order of, or qualification with, any governmental body or agency in Mauritius.

(e)	the Company has the legal right and power, and all authorization and approval required by Mauritius law and its constitution, to enter into the Underwriting Agreement and the Custody Agreement and Power of Attorney of the Company and to sell, transfer and deliver the Shares to be sold by the Company holder or a security entitlement in respect of such Shares.

(f)	As long as the Company holds a valid category 1 Global Business Licence no stamp or other issuance or transfer taxes or duties and no capital gains, income, withholding or other taxes are payable by or on behalf of the Underwriters to the Mauritian government in connection with (A) the deposit with the Depositary of the Shares by such Selling Shareholder against the issuance of ADRs evidencing the ADSs to be sold by such Selling Shareholder, (B) the sale and delivery by such Selling Shareholder of the Shares and the ADSs to be sold by such Selling Shareholder to or for the respective accounts of the Underwriters or (C) the sale and delivery outside Mauritius by the Underwriters of the Shares and the ADSs to the initial purchasers in the manner contemplated by the Underwriting Agreement.

E-7-4

(g)	The irrevocable submission of the Company to the non-exclusive jurisdiction of any New York Court, the waiver by the Company of any objection to the venue of a proceeding in a New York Court, the waiver and agreement not to plead an inconvenient forum, the waiver of sovereign immunity and the agreement of the Company that the Underwriting Agreement and Deposit Agreement shall be construed in accordance with and governed by the laws of the State of New York to the extent that it is made in good faith are legal, valid and binding under the laws of the Mauritius and will be respected by Mauritian courts.

(h)	To the extent that service of process effected in the manner set forth in the Underwriting Agreement and the Deposit Agreement is effective to confer valid personal jurisdiction over the Company under the law of the place of jurisdiction, the courts of Mauritius will give effect to such jurisdiction clause.

(i)	Any judgment for a definite sum obtained against the Company in the courts other than Mauritius (the “Foreign Court”) in respect of any sum payable by it under the Transaction Documents will, if such a judgment is final and conclusive, constitute a good cause of action for a law suit in Mauritius against the Company to enforce such judgment without re-litigation or re-examination of the issues if:

(i)	the Foreign Court which rendered such judgment had jurisdiction to hear the claim;

(ii)	the Foreign Court applied the proper law applicable to the determination of the claim against the Company;

(iii)	the judgment of the Foreign Court was not rendered in breach of any rule of procedural or substantive public order applicable in Mauritius;

(iv)	the judgment of the Foreign Court had not been obtained by fraud, or is not upon its face founded in mistake, or considered irregular and bad by the law of the place where it is awarded;

(v)	the Company had been regularly summoned to attend the proceedings before the Foreign Court; and

E-7-5

(vi)	the judgment of the Foreign Court is still valid and capable of execution in the jurisdiction of that Foreign Court.

(j)	The Company is duly incorporated, in current standing and validly existing under the laws of Mauritius, and possesses the capacity to sue and be sued in its own name.

(k)	To the best of my knowledge there are no actions or petitions pending against the Company.

(l)	The Company or its assets is not entitled to any immunity under the laws of Mauritius, whether characterised as sovereign immunity or otherwise, for any legal proceedings in Mauritius to enforce or collect on the Transaction Documents.

(m)	My search at the Conservator of Mortgages did not reveal any encumbrances.

(n)	According to the Registration Duty Act of Mauritius, a document liable to duty which has been drawn up outside Mauritius shall not be made use of in Mauritius unless it is registered with the Registrar General. However, the Transaction Documents need not be registered with the Registrar General to be produced in any civil proceedings before a Mauritius court. Save as stated above, it is not necessary to ensure the validity, legality, enforceability or admissibility in evidence of the Transaction Documents that any document be filed, recorded or enrolled with any governmental authority or agency or any official body in Mauritius.

5.	This opinion is subject to the following qualifications and limitations:

(a)	I do not purport to be expert on and do not purport to be generally familiar with or qualified to express legal opinions based on any law other than the laws of Mauritius. I have made no investigation of, and I express no opinion as to, any law other than the law of the Republic of Mauritius.

(b)	The validity and enforceability of rights and remedies under the Transaction Documents may be subject to limitations imposed by applicable Mauritius bankruptcy, insolvency, reorganisation, administration, moratorium, limitation and time-bar or other laws affecting the rights of creditors in general, and to any provision generally applicable under Mauritius law regarding the invalidation or revision of unfair contract terms.

E-7-6

(c)	The courts in Mauritius will not give effect to any provision of a foreign law which infringes any principle of Mauritius public order or any mandatory provision of Mauritius law.

(d)	Claims may be barred under the laws of Mauritius imposing limitation periods within which suits, actions or proceedings can be brought or may become subject to defences or set-off or counterclaim.

(e)	Where a party to a Transaction Document is vested with a discretion or may determine a matter in its own opinion, Mauritius law may require that such discretion is exercised reasonably or that such opinion is based upon reasonable grounds. Further, any exercise of a right by a party under the Transaction Documents must not be made in bad faith or abusively and any abusive exercise of such right is subject to the provisions of Article 17 of the Civil Code.

(f)	To be binding on third parties, any assignment or cession of an obligation should be made in accordance with the provisions of articles 1690 to 1701 of the Civil Code of Mauritius, that is, by either the assignor or the assignee of the ceded obligation notifying the debtor of the obligation of the assignment by notice served by an usher of the Supreme Court.

(g)	Damages, liquidated damages and penalties may be varied by a Mauritius court if they amount to a manifestly excessive or derisory penalty under Mauritius law.

6.	This opinion relates only to the laws of the Republic of Mauritius as of the date hereof and as currently applied by the Mauritius courts, and is given on the basis that it will be governed by and construed in accordance with the laws of the Republic of Mauritius.

7.	This opinion is given for the addressees’ (and the addressees’ legal counsel’s and advisers) sole benefit in connection with the Transaction Documents and may not be relied upon by or disclosed to any other person or be used for any other purpose, without my prior written consent. This opinion is expressly limited to the matters set forth above and I render no opinion, whether by implication or otherwise, as to any other matters relating to the Company. I assume no obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to my attention and which may alter, affect or modify the opinions expressed herein.

Yours faithfully,

Muhammad R C Uteem
Barrister

E-7-7

EXHIBIT E-8

1.1	Each Company is duly incorporated, in good standing and validly existing under the laws of the British Virgin Islands, and possess the capacity to sue and be sued in its own name.

1.2	Each Company has full power and authority under its respective Memorandum and Articles of Association and the laws of the British Virgin Islands to enter into, execute, deliver and perform its obligations under the Underwriting Agreement, the Custody Agreement (the “Transaction Documents”) and the Power of Attorney and to sell, transfer and deliver the relevant Shares to the Underwriters free and clear of all liens, restrictions on transfers, encumbrances, security interests and claims whatsoever as contemplated by the Transaction Documents. The Companies own the respective Shares of the Companies to be sold to the Underwriters pursuant to the Underwriting Agreement, free and clear of all liens, restrictions on transfers, encumbrances, security interests and claims whatsoever.

1.3	The execution and delivery of the Transaction Documents and the Power of Attorney, the performance by the Companies of their obligations thereunder and the sales of the Shares do not conflict with or result in a breach of any of the terms or provisions of the Memorandum and Articles of Association of each of the respective Companies or any law, public rule or regulation applicable to the Companies in the British Virgin Islands currently in force and does not conflict with or result in a breach or constitute a default under any existing rule, regulation, order or decree of any governmental authority or agency or official body of the British Virgin Islands and will not breach or result in a default under, or result in the acceleration of (or entitle any party to accelerate) the maturity of any respective obligation of the Companies under, or result in or require the creation of any lien upon or security interest in any property of the Companies pursuant to the terms of, any agreement or instrument to which either of the Companies is a party.

1.4	The execution, delivery and performance of the Transaction Documents and the Power of Attorney has been authorised by and on behalf of the Companies.

1.5	The Transaction Documents and the Power of Attorney have been duly executed on behalf of each Company and the Power of Attorney and the

E-8-1

Transaction Documents constitute the legal, valid and binding obligations of each Company enforceable in accordance with their terms.

1.6	No authorisations, consents, approvals, licences, validations or exemptions are required by law from any governmental authorities or agencies or other official bodies in the British Virgin Islands in connection with:

1.6.1	the creation, execution or delivery of the Transaction Documents or the Power of Attorney by each of the Companies;

1.6.2	enforcement of the Transaction Documents or the Power of Attorney against either of the Companies; or

1.6.3	the performance by each Company of its obligations under the Transaction Documents or the Power of Attorney.

1.7	No taxes, fees or charges are payable (either by direct assessment or withholding) to the government or other taxing authority in the British Virgin Islands under the laws of the British Virgin Islands in respect of:

1.7.1	the execution or delivery of the Transaction Documents or the Power of Attorney;

1.7.2	the enforcement of the Transaction Documents or the Power of Attorney; and

1.7.3	payments made under, or pursuant to, the Transaction Documents or the Power of Attorney.

1.8	The courts of the British Virgin Islands will observe and give effect to the choice of New York law as the governing law of the Transaction Documents and the Power of Attorney. The submission by each Company to the non-exclusive jurisdiction of the federal and state courts in New York City and the waiver of any objection to venue in the Transaction Documents and the appointment of an agent to accept service of process in such jurisdiction are legal, valid and binding on each Company.

1.9	The Power of Attorney has been duly executed by each Company and constitutes the person therein named as the duly appointed attorney of each of the Companies (the “Attorney-in-Fact”) with the powers and authorities therein specified and, in particular, permitting the Attorney-in-Fact to bind each Company named therein on the terms set out in the Power of Attorney.

E-8-2

1.10	The courts of the British Virgin Islands will recognise a foreign judgment as the basis for a claim in the British Virgin Islands.

1.11	It is not necessary to ensure the legality, validity, enforceability or admissibility in evidence of the Transaction Documents or the Power of Attorney that any document be filed, recorded or enrolled with any governmental authority or agency or any official body in the British Virgin Islands.

1.12	Neither Company nor its respective assets is entitled to any immunity under the laws of the British Virgin Islands, whether characterised as sovereign immunity or otherwise, for any legal proceedings in the British Virgin Islands to enforce or collect upon the Transaction Documents or the Power of Attorney.

1.13	There are no actions or petitions pending against either of the Companies.

E-8-3

EXHIBIT F

OPINION OF COMMERCE & FINANCE LAW OFFICES

(i) Vimicro Corporation (“Vimicro”) is validly existing as a wholly foreign owned enterprise with legal person status in good standing under the laws of the PRC. All of the registered capital of Vimicro has been fully paid and is owned by the Company directly, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity.

(ii) The Company is duly registered or qualified as a foreign corporation, to the extent that such registration or qualification is required in the PRC, to transact business as described in the Prospectus and is in good standing in the PRC (including provincial, municipal or local jurisdictions), whether by reason of the ownership or leasing of property or the conduct of business or otherwise, except where the failure to so register or qualify or be in good standing would not result in a material adverse effect on the Company and the Subsidiaries, taken as a whole.

(iii) Each Corporate Agreement and Reorganization Document to which any Subsidiary is a party has been duly authorized, executed and delivered by such Subsidiary, is in proper legal form under the laws of the PRC for the enforcement thereof against the parties thereto; and each such Corporate Agreement and Reorganization Document that is governed by PRC law constitutes a valid and legally binding obligation of the parties thereto, enforceable in accordance with its terms, subject as to enforcement to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights generally and to general equity principles; and it is not necessary to ensure the legality, validity, enforceability or admissibility in evidence of any of the Corporate Agreements or Reorganization Documents in the PRC or any political subdivision thereof that any of them be filed or recorded or enrolled with any court or authority in the PRC or any political subdivision thereof or that any stamp, registration or similar tax be paid in the PRC or any political subdivision thereof.

(iv) Each of the Underwriting Agreement, the Deposit Agreement and the ADSs is in proper legal form under the laws of the PRC for the enforcement thereof against the

Company and, assuming due authorization, execution and delivery by each party thereto, constitutes a valid and legally binding obligation of the Company under the PRC law, enforceable in accordance with its terms, subject as to enforcement to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights generally and to general equity principles; and it is not necessary to ensure the legality, validity, enforceability or admissibility in evidence of the Underwriting Agreement or the Deposit Agreement in the PRC or any political subdivision thereof that any of them be filed or recorded or enrolled with any court or authority in the PRC or any political subdivision thereof or that any stamp, registration or similar tax be paid in the PRC or any political subdivision thereof.

(v) Except as set forth in the Prospectus, there are no limitations under PRC law on the rights of the Company (a) to convert into foreign currency and freely transfer out of the PRC all dividends, distributions and other payments declared and made payable by any of the Subsidiaries organized and existing under the laws of the PRC or any other revenues received by the Company or (b) to convert the said dividends, distributions and other payments into foreign currency and freely transfer out of the PRC all amounts required to pay dividends and other distributions declared and payable on the Shares.

(vi) Under the laws of the PRC, the Shares are freely transferable by the Company to or for the account of the Underwriters, and (to the extent described in the Prospectus) the initial purchasers thereof; and there are no restrictions on subsequent transfers of the Shares under the laws of the PRC.

(vii) The information under “Regulation”, “Corporate Structure and Related Party Transactions”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, “Business” and “Risk Factors” in the Prospectus, to the extent that it constitutes matters of law or summaries of legal matters of the PRC or legal conclusions in respect of PRC law, or summaries of legal proceedings, or summarizes the terms and provisions of the Corporate Agreements and Reorganization Documents governed by PRC law, has been reviewed by such counsel and is correct in all material respects; and such counsel’s opinion set forth under “Enforceability of Civil Liabilities” in the Prospectus is confirmed.

(viii) To the best of such counsel’s knowledge, there are no PRC statutes or regulations that are required to be described in the Prospectus that are not described as required.

(ix) The choice of the laws of the State of New York as the governing law of the Underwriting Agreement and the Deposit Agreement is a valid choice of law under the laws of the PRC and courts of the PRC will honor this choice of law.

(x) No transaction tax, stamp duty or similar tax or duty or withholding or other taxes are payable by or on behalf of the Underwriters in the PRC with respect to (a) the sale and delivery of the Shares as contemplated by the Underwriting Agreement and the Prospectus, (b) the holding or transfer of the Shares outside the PRC or (c) the execution, delivery or enforcement of the Underwriting Agreement, the Deposit Agreement or any Corporate Agreement or Reorganization Document; under the laws of the PRC, the Company is neither a resident of the PRC nor carrying on a trade or business in the PRC for PRC tax purposes, and accordingly (x) the Company will not be subject to income tax imposed in the PRC or any subdivision thereof, (y) any dividends or distributions made by the Company on the Shares will not be subject to any PRC withholding tax and (z) a holder or beneficial owner of Shares who is not a resident of the PRC will not be subject to any PRC transaction tax, stamp duty or PRC similar tax or duty or PRC withholding or other taxes upon any disposition of the Shares.

(xi) Any final judgment for a fixed or readily calculable sum of money rendered by any court of the State of New York or of the United States located in the State of New York having jurisdiction under its own domestic laws in respect of any suit, action or proceeding against the Company based upon the Underwriting Agreement or the Deposit Agreement would be declared enforceable against the Company by the courts of the PRC in accordance with the requirements of PRC Civil Procedures Law based either on treaties between the PRC and the United States of America or on reciprocity between jurisdictions, without payment of any stamp, registration or similar tax or duty, provided that (a) the judgment was not contrary to the public policy, state sovereignty or security of the PRC, (b) the judgment was not given or obtained by fraud, (c) the judgment was not based on clear mistake of law or fact, (d) the judgment was not directly or indirectly for the payment of taxes or other charges of a like nature or of a fine or other penalty, (e) the judgment was for a definite sum of money, (f) the judgment was final and conclusive, (g) adequate service of process has been effected and the defendant has had a reasonable opportunity to be heard, (h) such judgments do not conflict with any other valid judgment in the same matter between the same parties, and (i) an action between the same parties in the same matter is not pending in any PRC court at the time the lawsuit is instituted in the New York Court.

(xii) Except as otherwise disclosed in the Prospectus, no filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency in or of the PRC is necessary or required for (a) the Company and each Subsidiary to engage in the business as presently conducted by it and as described in the Prospectus, (b) the due authorization, execution and delivery by the Company and each Subsidiary of each Corporate Agreement and Reorganization Document to which it is a party, (c) the performance by the Company and each Subsidiary of its obligations under each Corporate Agreement and Reorganization Document to which it is a party, or (d) the consummation of the transactions contemplated under each Corporate Agreement and Reorganization Document.

(xiii) Neither the Company nor any Subsidiary is in breach of the terms and conditions of any licenses, consents, certificates, authorizations, approvals, orders and permits issued by the appropriate domestic or foreign regulatory authorities necessary to conduct their respective businesses, and none of such licenses, consents, certificates, authorizations, approvals, orders or permits is subject to suspension, revocation or withdrawal and to the best of such counsel’s knowledge, having made all due and reasonable enquiries, there are no circumstances existing which might lead to suspension, revocation or withdrawal of any such licenses, consents, certificates, authorizations, approvals, orders or permits or any conditions attached thereto being adversely altered.

(xiv) The execution, delivery and performance of each of the Underwriting Agreement, the Deposit Agreement, and each of the Corporate Agreements and Reorganization Documents governed by the laws of the PRC, the consummation of the transactions contemplated therein and in the Prospectus (including the issuance and sale of the Shares, compliance with the terms and provisions thereof, and the use of the proceeds from the sale of the

Shares as described in the Prospectus under the caption “Use Of Proceeds”) and compliance by the Company with its obligations under each of the Underwriting Agreement and the Deposit Agreement and compliance by the Company and each Subsidiary of each of the Corporate Agreements and Reorganization Documents governed by the laws of the PRC to which it is a party, will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or a default under, or result in the creation or imposition of any lien, charge or encumbrance upon, any property or assets of the Company or any Subsidiary pursuant to any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or any other agreement or instrument (including the Corporate Agreements and Reorganization Documents) governed by the laws of the PRC, known to such counsel, to which the Company or such Subsidiary is a party or by which they may be bound, or to which any of their property or assets is subject (except for such conflicts, breaches, defaults or liens, charges or encumbrances that would not have a material adverse effect on the Company and the Subsidiaries, taken as a whole), nor will such action result in any violation of the provisions of the articles of association or other organizational document of the Company or any Subsidiary or any applicable treaty, law, statute, rule, regulation, judgment, order, writ or decree, known to such counsel, of any government, government instrumentality or court in the PRC, having jurisdiction over the Company or any Subsidiary or any of their respective properties, assets or operations.

(xv) The Company and its obligations under the Underwriting Agreement and the Deposit Agreement are subject to civil and commercial law and suit and none of the Company and its properties, assets or revenues has any right of immunity, on any grounds, from any legal action, suit or proceeding, from the giving of any relief in any such legal action, suit or proceeding, from setoff or counterclaim, from the jurisdiction of any court, from service of process, attachment upon or prior to judgment, or attachment in aid of execution of judgment, or from execution of a judgment, or other legal process or proceeding for the giving of any relief, or for the enforcement of judgment in the PRC, with respect to their respective obligations, liabilities or any other matter under or arising out of or in connection with the Underwriting Agreement or the Deposit Agreement.

(xvi) It is not necessary in order to enable the Underwriters to exercise or enforce their rights under the Underwriting Agreement in the PRC or by reason of the entry into and/or the performance of the Underwriting Agreement for the Underwriters to be licensed, qualified, authorized or entitled to do business in the PRC.

(xvii) All descriptions in the Prospectus of contracts and other documents governed by or under PRC law to which the Company or any Subsidiary is a party are accurate in all material respects.

(xviii) The performance by the Underwriters in the PRC of any of their rights, duties, obligations and responsibilities under the Underwriting Agreement will not violate any law applicable in the PRC.

(xix) Nothing has come to such counsel’s attention that leads such counsel to believe that the Registration Statement, the ADR Registration Statement, any Rule 462 Registration Statement and the Prospectus, as of their respective effective or issue dates, contained an untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus or any amendment or supplement thereto, as of its issue date or as of such Closing Date, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that such counsel has not been requested to and does not make any comment with respect to the financial statements, footnotes and other financial data contained in the Registration Statement, the ADR Registration Statement, any Rule 462 Registration Statement and the Prospectus).

In rendering such opinion, such counsel may rely (A) as to matters involving the application of the laws of New York, upon the opinion of Latham & Watkins LLP, United States counsel to the Company, (B) as to matters involving the application of the laws of the Cayman Islands, upon the opinion of Maples and Calder Asia, Cayman Islands counsel to the Company, and (C) as to matters of fact (but not as to legal conclusions), to the extent they deem proper, on certificates and confirmations of responsible officers of the Company or any Subsidiary and public officials.

EXHIBIT G

OPINION OF DAVIS POLK & WARDWELL

(i) assuming the Deposit Agreement has been duly authorized, executed and delivered insofar as Cayman Islands law is concerned, the Deposit Agreement is a valid and binding agreement of the Company;

(ii) ADRs, when issued by the Depositary against the deposit of Shares in respect thereof in accordance with the provisions of the Deposit Agreement, will be duly authorized and validly issued and the persons in whose names such ADRs are registered are and will be entitled to the rights of registered holders of ADRs specified therein and in the Deposit Agreement;

(iii) the Deposit Agreement, the American Depositary Shares and the ADRs conform as to legal matters to the description thereof contained in the Prospectus;

(iv) the statements relating to legal matters, documents or proceedings included in the Prospectus under the caption “Underwriters” fairly summarize in all material respects such matters, documents or proceedings;

(v) nothing has come to the attention of such counsel that causes such counsel to believe that i) the Registration Statement or the Prospectus (except for the financial statements and financial schedules and other financial and statistical data included therein, as to which such counsel need not express any belief) do not comply as to form in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder, ii) the Registration Statement or the prospectus included therein (except for the financial statements and financial schedules and other financial and statistical data included therein, as to which such counsel need not express any belief) at the time the Registration Statement became effective contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or iii) the Prospectus (except for the financial statements and financial schedules and other financial and statistical data included therein, as to which such counsel need not express any belief) as of its date or as of the Closing Date contained or contains an untrue

G-1

statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

With respect to Section (v) above, Davis Polk & Wardwell may state that their beliefs are based upon their participation in the preparation of the Registration Statement and Prospectus and any amendments or supplements thereto and review and discussion of the contents thereof, but are without independent check or verification, except as specified.

G-2

EXHIBIT H

November     , 2005

Morgan Stanley Dean Witter (Asia) Limited

Morgan Stanley & Co. International Limited,

as Representative of the several Underwriters

named in Schedule II to the Underwriting

Agreement referred to below

c/o Morgan Stanley Dean Witter (Asia) Limited

27th Floor

Three Exchange Square

Hong Kong

American Depositary Receipts

for American Depositary Shares

representing deposited Shares of

Vimicro International Corporation

Dear Sirs:

We refer to the Deposit Agreement, dated as of November     , 2005 (the “Deposit Agreement”), among Vimicro International Corporation (the “Company”), JPMorgan Chase Bank, N.A., as depositary (the “Depositary”), and all Holders from time to time of American depositary receipts issued thereunder (“ADRs”). This opinion is furnished to you pursuant to Section 6(k) of the Underwriting Agreement (the “Underwriting Agreement”), dated November     , 2005 among the Company, the selling shareholders named in Schedule I thereto, and the several Underwriters named in Schedule II thereto. Capitalized terms used herein but not otherwise defined herein shall have the meaning assigned to them in the Deposit Agreement.

In rendering the opinions set forth herein, we have examined such matters of fact and law as we have considered necessary or appropriate. We have examined the Deposit Agreement and originals, or photostatic or certified copies, of such records of JPMorgan Chase Bank, and such other documents as we have deemed relevant and necessary in rendering the opinions set forth herein. In such examination we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as certified or photostatic copies thereof and the authenticity of the originals of such copies.

Based upon the foregoing, and subject to the qualifications and limitations herein stated, we are of the opinion that (i) the Deposit Agreement has been duly authorized, executed and delivered by the Depositary and constitutes a

H-1

valid and legally binding obligation of the Depositary and is enforceable against the Depositary in accordance with its terms, except insofar as enforceability may be limited by (a) applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting creditors’ rights generally and (b) general principles of equity (whether considered in an action at law or in equity) and (ii) when ADRs evidencing ADSs are issued in accordance with the Deposit Agreement against the deposit, pursuant to the terms of the Deposit Agreement, of duly authorized, validly issued, fully paid and nonassessable Shares of the Company, the preemptive rights, if any, with respect to which have been validly waived or exercised, such ADRs will be validly issued and will entitle the Holders to the rights specified therein and in the Deposit Agreement. We express no opinion, however, as to Section 16 of the Deposit Agreement.

In expressing the opinions set forth herein, we have assumed that (i) the Deposit Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and legally binding obligation of the Company enforceable against it in accordance with its terms, (ii) such Shares have been duly deposited with the Custodian under and in accordance with all applicable laws and regulations, (iii) all signatures on documents examined by us have been validly authorized by appropriate corporate authorization procedure, and (iv) that the choice of New York law contained in the Deposit Agreement is legal and valid under the laws of the Cayman Islands and all other relevant jurisdictions and that insofar as any obligation under the Deposit Agreement is to be performed in, or by a party organized under the laws of, any jurisdiction outside of the United States of America, its performance will not be illegal or ineffective in any jurisdiction by virtue of the law of that jurisdiction.

In rendering the foregoing opinion, we are passing only upon matters arising under the laws of the State of New York and we express no opinion as to the laws of any other jurisdiction.

Our opinions are limited to the date hereof, and we do not in any event undertake to advise you of any facts or circumstances occurring or coming to our attention subsequent to the date hereof.

This opinion letter is not to be circulated, used, quoted or otherwise referred to for any purpose other than in connection with the offering of the ADRs evidencing the ADSs, which offering is being made pursuant to the Underwriting Agreement.

Very truly yours,

H-2